As filed with the Securities and Exchange Commission on January 27, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	86-1286799
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

5400 Betsy Ross Drive
Santa Clara, CA 95054
Telephone: (408) 441-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Keyvan Mohajer
SoundHound AI, Inc.
5400 Betsy Ross Drive
Santa Clara, CA 95054
Telephone: (408) 441-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Douglas Ellenoff, Esq.
Matthew Bernstein, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Telephone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, a base prospectus for the purpose of implementing a “shelf” registration process and a sales agreement prospectus for the purpose of implementing a $250,000,000 million “at-the-market” offering program under the shelf registration statement.

The base prospectus covers the offering, issuance and sale by us of up to $500,000,000 of our Class A common stock (including the $250,000,000 "at-the-market" offering program), preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities and/or units. The sales agreement prospectus covers our offering, issuance and sale of up to $250,000,000 of our Class A common stock under a sales agreement with Cantor Fitzgerald & Co., Guggenheim Securities, LLC, Oppenheimer & Co. Inc., Wedbush Securities Inc., Ladenburg Thalmann & Co. Inc. and Northland Securities, Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The $250,000,000 of Class A common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $500,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the $250,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and corresponding prospectus supplements, and if no shares are sold under the sales agreement, the full $500,000,000 of securities may be sold in other offerings pursuant to the base prospectus and any corresponding prospectus supplements.

The sales agreement prospectus includes the base prospectus, except that the sales agreement prospectus contains a different front and back cover page, and sets forth additional information in the sections titled “About this Prospectus,” “The Offering,” “Risk Factors,” “Use of Proceeds,” “Dilution,” “Plan of Distribution” and “Legal Matters.” The cover pages and such additional information contained in the sales agreement prospectus are set forth in the pages following the base prospectus included herein.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2025

Prospectus

SOUNDHOUND AI, INC.

$500,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of SoundHound AI, Inc. (“SoundHound AI,” the “Company,” “we,” “us” or “our”), for total gross proceeds of up to $500,000,000:

●	Class A common stock, par value $0.0001 per share (the “Class A Shares,” the “Class A Common Stock” or the “Common Stock”);

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and options to purchase additional shares will be set forth in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

Our Class A Common Stock is listed on the Global Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SOUN.” The last reported sale price of our Class A Common Stock on January 24, 2025 was $15.84 per share. Our listed redeemable warrants are listed on the Nasdaq Global Market under the symbol “SOUNW.”

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 6 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and in the relevant prospectus supplement. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____________, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of SoundHound AI and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain “forward looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	our ability to execute our business strategy, including launching new product offerings and expanding information and technology capabilities;

●	our market opportunity and our ability to acquire new customers and retain existing customers;

●	the timing and impact of our growth initiatives on our future financial performance;

●	our ability to integrate the businesses and operations from our recent acquisitions with our current operations to realize the expected benefits of those acquisitions;

●	our ability to protect intellectual property and trade secrets;

●	the ability to obtain additional capital, as necessary, including equity or debt financing, on terms that are acceptable to us, if at all;

●	changes in applicable laws or regulations and extensive and evolving government regulations that impact our operations and business;

●	the ability to attract or maintain a qualified workforce;

●	level of product service failures that could lead our customers to use competitors’ services;

●	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including with respect to our AI technology;

●	risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties described under the section titled “Risk Factors” in this prospectus and the documents incorporated by reference herein.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus and the documents incorporated by reference herein, and in particular, the risks discussed below and under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and in other documents we file with the SEC, as well as any amendments thereto. The following discussion should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023, 2022 and 2021 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and notes to such financial statements incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views at the time the forward-looking statement was made with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “SoundHound AI” means SoundHound AI, Inc. and its subsidiaries. Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Company Overview

We are a global leader in conversational intelligence, offering independent Voice AI solutions that enable businesses to deliver high-quality conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Interaction™, a real-time, multimodal customer service interface. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses.

We believe voice-enabled conversational user interface is a more natural interface for nearly all use cases, and product creators should have the ability to design, customize, differentiate, innovate and monetize the interface to their own product, as opposed to outsourcing it to a third-party assistant. For example, using SoundHound, businesses can voice-enable their products so consumers can say things like, “Turn off the air conditioning and lower the windows,” while in their cars, “Find romantic comedies released in the last year,” while streaming on their TV and even place food orders before arriving at a restaurant by talking to their cars, TVs or other IoT devices. Additionally, SoundHound’s technology can address complex user queries such as, “Show me all restaurants within half a mile of the Space Needle that are open past 9 pm on Wednesdays and have outdoor seating,” and follow-on qualifications such as “Okay, don’t show me anything with less than 3 stars or fast food.”

The SoundHound developer platform, Houndify, is an open-access platform that allows developers to leverage SoundHound’s Voice AI technology and a library of over 100 content domains, including commonly used domains for points of interest, weather, flight status, sports and more. SoundHound’s Collective AI is an architecture for connecting domain knowledge that encourages collaboration and contribution among developers. The architecture is based on proprietary software engineering technology, CaiLAN (Conversational AI Language), and machine learning technology, CaiNET (Conversational AI Network) to ensure fast, accurate and appropriate responses.

Our market position is strengthened by the technical barriers to entry in the Voice AI space, which tend to discourage new market participants. Furthermore, our technology is backed by significant investments in intellectual property, with over 155 patents granted and over 115 patents pending, spanning multiple fields including speech recognition, natural language understanding, machine learning, monetization and more. We have achieved this critical momentum in part thanks to a long-tenured leadership team with deep expertise and proven ability to attract and retain talent. We believe that SoundHound has extensive technical expertise and a proven track record of innovation and value creation for us to continue to attract customers in the growing market for Voice AI transactions.

We believe that SoundHound is well-positioned to fill the growing void and demand for an independent Voice AI platform. The Voice AI offerings from big tech companies are primarily an extension of their more core services and offerings. Rather than strengthening a customer’s product, it can take over the entire experience, thus disintermediating the company’s brand, users and data. As a result, brands relying on big tech may lose their ability to innovate, differentiate and customize. In some cases, these providers even compete with the products they support, making them increasingly less attractive as a choice for a voice interface.

The alternative options are generally legacy vendors tending to use what we consider to be dated technologies at a high price. Furthermore, many of these technologies still require significant effort by the product creators to turn them into solutions that can compete with the quality of the big tech offering, which in many cases is not practical. Due to the high barrier to entry in Voice AI, there are not many independent players.

This creates a great opportunity for SoundHound: we believe that we provide disruptive technologies that are superior to the alternatives, with better terms, allowing customers to maintain their brand, control the user experience, get access to the data and define their own privacy policies, while being able to customize, differentiate, innovate and monetize.

When it comes to criteria for adoption, our goal is to win on every dimension. We believe that the first two criteria customers typically consider are technology and brand control. We strive to provide our customers with the best technology, and we provide a white label solution giving our customers control of their brands. In some industries you may have to choose between technology and brand control. In our case, we offer our customers the best of both, enabling them to offer disruptive technologies to their users while maintaining control of their brand and user experience.

With our disruptive monetization strategy, we also aim to provide an additional path to monetization for our customer base. By choosing our platform, product creators can generate additional revenue while making their product better using Voice AI, providing further incentive to choose our platform.

We believe that we offer a superior ecosystem, benefiting from our Collective AI product architecture along with offering customers definable privacy controls, which are becoming increasingly important in the industry of Voice AI. Additionally, there is no conflict of interest between us and our partners and customers as we do not compete with them (as some other Voice AI vendors do). We also offer edge and hybrid solutions. This means our technology can optionally run without a cloud connection for increased flexibility and privacy. Our focus is on delivering the most advanced Voice AI in the world and thus allowing our partners to differentiate and innovate their overall experiences for their brands.

We strongly believe that product creators know their product and users best. The idea of a single third-party assistant taking over their product is not reflective of our anticipated future. We envision that every product will have its own identity, and will have Voice AI customized in different ways. Product creators can each tap into a single Collective AI to access the ever-growing set of domains, but the product creators can innovate on top of Collective AI and create value for the end users in their own way. This is the future that we are focusing on enabling.

When a product is voice enabled, we see three stages of integration and value propositions. The first stage is to enable the core use cases of the product. For example, the product could be a TV, a coffee machine, a car, a wearable device, a robot, a smart speaker or an appliance, and with your voice you can control the functionality of the device and the product. On a TV, you can ask it to change the channel, increase the volume, rewind by 30 seconds, search for movies and even add personalization by adding a TV show to your favorites. Note that this is different from adding a third-party voice assistant to the product. Our view is that every product needs to have an interface, and voice-AI is a natural and compelling interface that unlocks new use cases and potential. Consider just the simple example of rewinding or fast forwarding by a specific duration. That is a command that can be done with voice within a few seconds, but it can take many steps to do using alternative interfaces such as a remote control or a companion app.

Once the core features of a product are voice-enabled, it can be further enhanced in the second stage of integration: the addition of third-party content and domains. SoundHound has extensive partnerships with content providers and, through these partnerships, can fulfill many needs of our customers. For example, your TV, car or even a coffee machine can answer questions about weather, sports scores, stock prices or flight status, and even search for local businesses. The addition of these public domains further enhances the value proposition of the product.

Finally, as the third step, you enter the world of monetization where you can add features that deliver value to the end user, and also generate revenues that we share with the product creators. To summarize with an example, imagine walking up to your coffee machine and asking for a triple shot extra hot latte. While you are waiting for your drink, you can ask for weather and sports scores, and if you desire, you can even order bagels from your favorite nearby bakery.

Recent Developments

November 2024 ATM Program

On November 12, 2024, the Company entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Barclays Capital Inc., Piper Sandler & Co., D.A. Davidson & Co., H.C. Wainwright & Co., LLC, and Joseph Gunnar & Co., LLC, (the “Agents”) with respect to a $120.0 million at-the-market equity program (the “November ATM”). As of December 31, 2024, the Company sold a total of 16,224,989 shares of the Company’s Class A Common Stock under the Equity Distribution Agreement, at a weighted-average price of $7.40 per share, and raised $120.0 million of gross proceeds. After deducting $3.0 million of commissions and offering costs incurred by the Company, the net proceeds from sales of Class A Common Stock were $117.0 million. The Company used the net proceeds of the November ATM to prepay the Amelia Debt (as defined below), and for general corporate purposes and working capital, which may include investing in or acquiring synergistic or complementary businesses, assets or technologies.

Amelia Debt Repayment

In connection with the acquisition of Amelia Holdings, Inc. (“Amelia” or the “Target”), the Company assumed an amended senior secured term loan facility from Amelia in an aggregate principal amount of $109.7 million (“Amelia Debt”), which was issued pursuant to the existing Credit Agreement (the “Credit Agreement”) of Amelia with Monroe Capital Management Advisors, LLC (“Monroe”), as administrative and collateral agent for certain affiliated funds of Monroe, as lenders. In accordance with the amended terms, on August 7, 2024, the Company paid $70.0 million in cash to pay down a portion of the outstanding principal balance and issued 2,943,917 shares of Class A Common Stock to settle certain fees associated with the Amelia Debt. The remaining outstanding balance of $39.7 million had a maturity date of June 30, 2026 (the “Maturity Date”) and provided, at the Company’s election, for payment of a portion of interest in cash or in kind (“PIK”), in which case interest will be capitalized and added to the outstanding principal amount, with principal and accrued interest due at the Maturity Date. The Amelia Debt was permitted to be prepaid at any time and had to be prepaid, along with the applicable prepayment premium and exit fee, upon the occurrence of certain future events. The Amelia Debt accrued interest at an annual rate equal to the sum of (a) Adjusted Term SOFR and (b)(i) an applicable margin of 9.00% for the portion of interest paid in cash, and (ii) an additional 1.00% for the portion of interest paid in kind. Upon an event of default, the interest rate have automatically increased by an additional 2.00% per annum, and could have resulted in the declaration that all outstanding principal and interest under the Amelia Debt be immediately due and payable in whole or in part. On December 3, 2024, the Company entered into a letter agreement (the “Payoff Letter”) to prepay in full all remaining indebtedness and other amounts outstanding of the Amelia Debt. On December 4, 2024, the Company paid (i) the remaining principal amount outstanding of $39.6 million, (ii) accrued interest of $0.1 million, and (iii) transaction expenses of less than $0.1 million, resulting in a loss on debt extinguishment of less than $0.1 million.

Our Products and Technology

Houndify platform, SoundHound AI’s Voice AI platform, combines advanced AI with engineering expertise to help brands build conversational voice assistants. From proprietary components to customizable and scalable solutions, we offer tools to build a highly accurate and responsive voice user interface. The suite of Houndify tools includes Application Programming Interfaces (“API”) for text and voice queries, support for custom commands, extensive library of content domains, inclusive Software Development Kit platforms, collaboration capabilities, diagnostic tools, and built-in analytics. Houndify provides a web API that takes in text queries or audio and returns actionable JavaScript Object Notation to anyone with an internet connection wanting to add Voice AI to any product or application.

CaiNET and CaiLAN Expert Domain Selections. SoundHound’s CaiNET software uses machine learning to enhance how domains work together to better handle complex queries including natural language processing, predictive analytics, and building language models, or translation of speech. SoundHound’s proprietary CaiLAN software expertly arbitrates responses so users get better answers from the right domain such as for use with natural language processing, predictive analytics, and building language models, or translation of speech.

Automatic Speech Recognition, our highly optimized, tunable, and scalable ASR engine, supports vocabulary sizes containing millions of words. Houndify’s machine learning infrastructure allows us to tune the engine to achieve optimal Computer Processing Unit (“CPU”) performance while delivering high accuracy rates. Houndify’s language and acoustic modelling architecture also uses machine learning to increase word recognition accuracy. Rapid iteration is possible due to our accelerated training pipeline and architecture that improves as data is collected. Highly accurate transcriptions result from advanced acoustic models trained to perform in a variety of scenarios — including in severely noisy environments and when accented language is spoken.

Natural Language Understanding (“NLU”), our proprietary Speech-to-Meaning technology, tracks speech in real-time and understands the context, even before the user has finished speaking. Instead of the typical two-step process of transcribing speech into text and then passing the text into an NLU model, Houndify can accomplish both of these tasks in one step, delivering faster and more accurate results. Houndify’s ability to process and understand speech the instant a user stops speaking gives voice assistants the ability to respond faster. Understanding speech in real-time without requiring additional processing or waiting for the user to finish speaking creates responsive and natural conversations between people and products. By understanding context, Houndify responds accurately to users by distinguishing between similar words and names. Our NLU can discern the difference between words that sound the same, but have different spellings and meanings. For example, if users want to navigate to 272 Hoch Street in Dayton, Ohio, it won’t look for Hawk Street. Using our proprietary Deep Meaning Understanding technology, a custom voice assistant can handle complex queries with compound criteria including conversational follow up, address multiple questions and filter results simultaneously — accurately and quickly answering users’ most complex questions.

These technologies are anchored by three important innovations: Speech-to-Meaning, Deep Meaning Understanding and Collective AI.

Speech-to-Meaning refers to SoundHound’s ability to convert speech to meaning simultaneously and in real time. Most traditional approaches first convert speech to text, and then convert text to meaning. This approach can be both slower and less accurate. It’s slower because the two steps are done in sequence, and the additional processing time of the second step can be noticeable by the end user. It can also be less accurate because if the first step of speech to text makes a mistake, the resulting incorrect text is then sent to the second step, and the error further propagates. Our development of Speech to Meaning technology was inspired by the human brain. As we listen to someone speaking, our brain does not convert speech to text, and then text to meaning. Instead, our brain converts speech to meaning simultaneously and in real time. With Speech-to-Meaning, as you speak to SoundHound’s technology, it performs both speech recognition and language understanding simultaneously, which results in faster response time and higher accuracy, because real-time language understanding can feed into the real-time speech recognizer as additional information to reduce errors.

Deep Meaning Understanding is our innovative approach to language understanding that allows our Voice AI platform to understand highly complex conversation. For example, it can understand: “Show me hotels in San Francisco that are less than $600, but not less than $300, are pet friendly, have a gym and a pool with at least three stars staying for two nights, and don’t include anything that doesn’t have Wi-Fi.” A complex search like this will take many minutes to perform on a website with complex forms, but it can be done within a few seconds using SoundHound technology, which we believe to be unique in its ability to handle complex queries of this nature at scale.

Collective AI is an architecture that gives potential to SoundHound to improve the understanding capability of its platform exponentially based on linear contributions. Most other platforms add skills or domains that are separate and don’t interact with each other. For them, linear contribution results in linear growth in understanding, which is less scalable. With the Collective AI architecture, SoundHound domains can be interconnected and learn from each other. As developers contribute to the platform, the platform’s understanding capability can grow exponentially.

Smart Ordering offers an easy-to-understand voice assistant for restaurants that takes phone orders and automatically processes them by seamlessly integrating with multiple POS systems. For enterprises, we also offer a flexible Gateway to integrate with custom POSs.

Dynamic Interaction is a category-level breakthrough in conversational AI that we believe raises the bar for human-computer interaction by not only recognizing and understanding speech, but also responding and acting in real-time. Where existing voice technology requires wake words and relies on turn-taking with awkward pauses to process requests, Dynamic Interaction uses the twin technologies of fragment parsing – which breaks speech down to partial-utterances and processes them in real-time – and full-duplex audio-visual integration to create an instantaneous, next-generation experience in human-computer interaction.

SoundHound Chat AI. We launched SoundHound Chat AI, which we believe will usher in a new phase of voice-enabled, conversational AI by combining the power of software engineering and machine learning generative AI. SoundHound Chat AI integrates with dozens of knowledge domains, pulling real-time data like weather, sports, stocks, flight status, restaurants and many more. We combine this with the most cutting-edge large language models like OpenAI’s ChatGPT to deliver the most accurate, timely and comprehensive responses. There is no need for awkward search queries since you can speak to SoundHound Chat AI naturally, like another person. You can also follow-up questions and commands without awkward pauses to filter, sort or add more information to the original request.

Smart Answering is built to offer all customer establishments, including restaurants, the option to build an easy to use, custom AI-powered voice assistant that can handle 100% of phone calls including, greetings, hours, menu, location, delivery, wait time, policies, promotions, including SMS functionality for reservations and appointments, and many more standard and custom options.

Wake Words are the entry point into branded voice experiences, allowing users to invoke the assistant by literally speaking the company’s name. Examples range from “Hey Pandora” in a mobile app to “Hey Peugeot” within a vehicle. Rigorous development and testing enable our wake words to perform in noisy environments and minimize false-positives or false-negatives. We use advanced machine learning algorithms and Deep Neural Networks to provide broad robustness to our high-volume training data, resulting in high accuracy.

Custom Domains. Our library of over 100 public domains is available to give developers instant access to a broad range of content to fit their unique use cases. This includes multi-category content intended to appeal to broad range of audiences, including, for instance, sports scores, weather, podcasts, travel information, recipes and stock prices, among many others. Companies can enhance product functionality or proprietary operations with Houndify Private Domains, allowing customization and development of more specific content. Customers who subscribe for this service have full access to their private domains securely on our platform while retaining the ability to iterate and update content. For example, an automotive manufacturer can make helpful updates about the car’s user manual over time. In this way, SoundHound becomes a long-term “partner” to its customers, helping companies create the domains that they need in order to improve brand value for their own customers or end users.

Text-to-speech (“TTS”). A high quality TTS helps companies create a unique voice that differentiates them from the competition. Brands can fully express their personality by choosing the gender, tone and personality that will become their vocal identity. Our machine learning algorithms transform recorded voices into large databases of spoken sounds to form entire vocabularies of natural language — adapted to the user’s environment. We can transform any voice to generate a high-quality TTS with a small CPU footprint.

Edge and Cloud Connectivity. With edge (embedded) we offer a fully-embedded voice solution for brands seeking the convenience of a voice user interface without the privacy or connectivity concerns of the internet. Includes full access to custom commands and the ability to instantly update commands during development. With Cloud we equip your voice assistant with real-time data from the cloud, deliver the most relevant responses with no CPU or memory restrictions, and retain ownership of customer relationships with access to data and analytics. To harness the capabilities of full cloud connectivity with the reliability of embedded edge voice technology. Houndify Edge Hybrid solutions are designed to ensure that devices are always-on and responsive to commands. Allows for over-the-air product updates and a broader voice experience with the level of cloud-connectivity that best matches the product and its users.

Corporate Information

Our principal executive offices are located at 5400 Betsy Ross Drive, Santa Clara, CA 95054, and our telephone number is (408) 441-3200. Our corporate website address is www.soundhound.com. The information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those described in the documents incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

Unaudited Pro Forma Condensed Financial Information

The unaudited pro forma condensed financial information of SoundHound AI, Inc. has been prepared in accordance with Article 11 of Regulation S-X, as amended, and presents the combination of the historical financial information of SoundHound and Amelia Holdings, Inc., adjusted to give effect to the Acquisition (as hereinafter defined). The unaudited pro forma condensed financial information of SoundHound also gives effect to other financing events completed by SoundHound that have occurred but are not yet reflected in the historical financial information of SoundHound and is considered a material transaction separate from the Acquisition, as defined below.

Description of the Acquisition

On August 6, 2024 (the “Acquisition Date”), SoundHound completed its acquisition (the “Acquisition”) of Amelia, pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”) entered into by and among SoundHound, Firehorse Merger Sub, LLC (“Purchaser Sub”), IPSoft Global Holdings, Inc., and BuildGroup, LLC (each of IPSoft Global Holdings, Inc. and BuildGroup LLC, a “Seller” and collectively, the “Sellers”). The Company issued a total of 5,959,050 shares of the SoundHound Class A Common Stock to the Sellers (the “Upfront Consideration”). Pursuant to the terms of the Purchase Agreement, the Company deposited 2,149,530 shares of the Upfront Consideration into an escrow account in order to partially secure the indemnification obligations of the Sellers under the Purchase Agreement (the “Escrow Consideration”). The Company also paid $8.4 million of cash for seller transaction expenses in connection with the closing of the Acquisition. At the effective time of the Acquisition, each outstanding Target stock option expired and was cancelled and extinguished without any right to receive any consideration and each outstanding Target warrant to purchase capital stock of Target expired and was cancelled and extinguished without any right to receive any consideration. In addition to the Upfront Consideration, the Company has agreed to issue up to 16,822,429 shares to the Sellers based on achievement of certain revenue targets in fiscal years 2025 and 2026.

Other Financing Events

In connection with the Acquisition, the Company assumed the Amelia Debt. In accordance with the amended terms, on August 7, 2024, the Company paid $70.0 million in cash and issued 2,943,917 shares to pay down a portion of the outstanding principal balance and settle certain fees associated with the Amelia Debt (the “Initial Amelia Debt Paydown”). The remaining outstanding balance of $39.7 million had a maturity date of June 30, 2026 and provided, at the Company’s election, for payment of a portion of interest in cash or any interest in respect of the loan hereunder that is paid in kind will be capitalized and added to the outstanding principal amount during the term of the loan with principal and accrued interest due at the Maturity Date. On December 3, 2024, the Company entered into the Payoff Letter to prepay in full all remaining indebtedness and other amounts outstanding of Amelia Debt (the “Final Amelia Debt Paydown” and together with the Initial Amelia Debt Paydown, the “Amelia Debt Paydown”). On December 4, 2024, the Company paid (i) the remaining principal amount outstanding of $39.6 million, (ii) accrued interest of $0.1 million, (iii) and transaction expenses of less than $0.1 million, resulting in a loss on debt extinguishment of less than $0.1 million.

November 2024 ATM Program

On November 12, 2024, the Company entered into the Equity Distribution Agreement with Barclays Capital Inc., Piper Sandler & Co., D.A. Davidson & Co., H.C. Wainwright & Co., LLC, and Joseph Gunnar & Co., LLC, (each, an “Agent,” and, collectively, the “Agents”) with respect to an at-the-market equity program under which the Company may offer and sell up to $120.0 million of shares of its Class A Common Stock from time to time through the Agents (the “Initial Equity Financing”). As of December 31, 2024, the Company sold a total of 16,224,989 shares of its Class A Common Stock under the Equity Distribution Agreement, at a weighted-average price of $7.40 per share, and raised $120 million of gross proceeds. After deducting $3.0 million of commissions and offering costs incurred by the Company, the net proceeds from sales of common stock were $117.0 million.

January 2025 ATM Program

On January 27, 2025, the Company entered into an equity distribution agreement (the “Agreement”) with Cantor Fitzgerald & Co., Guggenheim Securities, LLC, Oppenheimer & Co. Inc., Wedbush Securities Inc., Ladenburg Thalmann & Co. Inc. and Northland Securities, Inc. (each, an “Agent,” and, collectively, the “Agents”) with respect to an at-the-market equity program under which the Company may offer and sell up to $250.0 million of shares of its Class A Common Stock from time to time through the Agents (the “Second Equity Financing and together with the Initial Equity Financing, the “Equity Financing”). Sales of our Class A Common Stock, if any, under the Agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including directly on Nasdaq or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. The Agents will be entitled to commission at a fixed rate of 2.0% of the gross sales price of the shares of the Company’s Class A Common Stock sold through them pursuant to the Agreement.

Other Information

The unaudited pro forma condensed consolidated balance sheet assumes that the Other Financing Events occurred on September 30, 2024, and adjusts the historical consolidated balance sheet of SoundHound giving pro forma effect as of such date. The unaudited pro forma condensed consolidated balance sheet combining the Acquisition has not been presented as the historical consolidated balance sheet of SoundHound as of September 30, 2024 already reflects the Acquisition. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and nine months ended September 30, 2024, assumes that the Equity Financing, Amelia Debt Paydown, and the Acquisition occurred as of January 1, 2023 and combines the historical results of SoundHound and Amelia giving pro forma effect for the periods then ended (the Equity Financing, together with the Amelia Debt Paydown, the “Other Financing Events” and together with the Acquisition, the “Transactions”).

The adjustments in the unaudited pro forma condensed financial information have been identified and presented to provide relevant information in accordance with Generally Accepted Accounting Principles (“GAAP”) necessary for an illustrative understanding of the Transactions. The unaudited pro forma adjustments are believed by management to be necessary for a fair statement of SoundHound’s unaudited pro forma condensed financial information.

The unaudited pro forma condensed financial information is derived from the historical financial statements of SoundHound and Amelia, and should be read in conjunction with the following financial statement and accompanying notes:

●	the historical audited consolidated financial statements of SoundHound for the year ended December 31, 2023, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2024,

●	the historical unaudited condensed consolidated financial statements of SoundHound for the nine months ended September 30, 2024, included in its Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024,

●	the historical audited consolidated and combined financial statements of Amelia for the year ended December 31, 2023 and as of December 31, 2022 (Successor), and the periods from December 21, 2022 through December 31, 2022 (Successor), and January 1, 2022 through December 20, 2022 (Predecessor), that are included as Exhibit 99.1 in the Company’s Report on Form 8-K/A filed with the SEC on October 22, 2024, and

●	the historical unaudited condensed consolidated financial statements of Amelia for the six months ended June 30, 2024, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K/A filed with the SEC on October 22, 2024.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial information. The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The Acquisition is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed financial information as required by SEC rules. Differences between these preliminary estimates and the final acquisition accounting may be material.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2024

(In thousands)

	SoundHound	Transaction Accounting Adjustments
	Historical (As Reported)	Initial Equity Financing	Amelia Debt Paydown	Pro Forma	Second Equity Financing	Pro Forma as Adjusted	Note Reference

ASSETS
Current assets:
Cash and cash equivalents	$135,606	$117,000	$(39,694)	$212,912	$244,500	$457,412	3(a), 4(a), 4(b)
Accounts receivable, net	13,570	—	—	13,570	—	13,570	-
Contract assets and unbilled receivable, net	24,639	—	—	24,639	—	24,639	-
Other current assets	7,394	—	—	7,394	—	7,394	-
Total current assets	181,209	117,000	(39,694)	258,515	244,500	503,015

Restricted cash equivalents, non-current	811	—	—	811	—	811	-
Right-of-use assets	3,860	—	—	3,860	—	3,860	-
Property and equipment, net	1,541	—	—	1,541	—	1,541	-
Goodwill	111,730	—	—	111,730	—	111,730	-
Intangible assets, net	182,579	—	—	182,579	—	182,579	-
Deferred tax asset	30	—	—	30	—	30	-
Contract assets and unbilled receivable, non-current, net	14,596	—	—	14,596	—	14,596	-
Other non-current assets	3,298	—	—	3,298	—	3,298	-
Total assets	$499,654	$117,000	$(39,694)	$576,960	$244,500	$821,460

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$17,758	$—	$—	17,758	$—	17,758	-
Accrued liabilities	22,599	—	—	22,599	—	22,599	-
Operating lease liabilities	1,832	—	—	1,832	—	1,832	-
Finance lease liabilities	74	—	—	74	—	74	-
Income tax liability	2,677	—	—	2,677	—	2,677	-
Deferred revenue	20,096	—	—	20,096	—	20,096	-
Other current liabilities	5,142	—	—	5,142	—	5,142	-
Total current liabilities	70,178	—	—	70,178	—	70,178

Operating lease liabilities, net of current portion	2,241	—	—	2,241	—	2,241	-
Deferred revenue, net of current portion	7,570	—	—	7,570	—	7,570	-
Contingent acquisition liabilities	74,450	—	—	74,450	—	74,450	-
Income tax liability, net of current portion	5,004	—	—	5,004	—	5,004	-
Long-term debt	39,694	—	(39,694)	—	—	—	3(a)
Other non-current liabilities	4,530	—	—	4,530	—	4,530	-
Total liabilities	203,667	—	(39,694)	163,973	—	163,973
Stockholders’ equity:
Series A Preferred Stock	—	—	—	—	—	—	-
Class A Common Stock	33	2	—	35	2	37	4(a), 4(b)
Class B Common Stock	3	—	—	3	—	3	-
Additional paid-in capital	980,150	116,998	—	1,097,148	244,498	1,341,646	4(a), 4(b)
Accumulated deficit	(684,461)	—	—	(684,461)	—	(684,461)	-
Accumulated other comprehensive income	262	—	—	262	—	262	-
Total stockholders’ equity	295,987	117,000	—	412,987	244,500	657,487
Total liabilities and stockholders’ equity	$499,654	$117,000	$(39,694)	$576,960	$244,500	$821,460

See Notes to the Unaudited Pro Forma Condensed Financial Statements.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023

(In thousands, except share and per share data)

		Amelia Holdings Historical – After	Transaction Accounting Adjustments
	SoundHound Historical	Reclassification Adjustments (Note 2)	Amelia Acquisition	Initial Equity Financing	Amelia Debt Paydown	Pro Forma Combined	Second Equity Financing	Pro Forma Combined as Adjusted	Note Reference

Revenues	$45,873	$93,274	$—	$—	$—	$139,147	$—	$139,147
Operating expenses:
Cost of revenues	11,307	65,691	5,329	—	—	82,327	—	82,327	5(a)
Sales and marketing	18,893	25,060	(388)	—	—	43,565	—	43,565	5(b)
Research and development	51,439	13,582	—	—	—	65,021	—	65,021
General and administrative	28,285	29,129	1,428	—	—	58,842	—	58,842	5(c)
Amortization of intangible assets	—	3,205	7,995	—	—	11,200	—	11,200	5(a)
Restructuring	4,557	—	—	—	—	4,557	—	4,557
Total operating expenses	114,481	136,667	14,364	—	—	265,512	—	265,512
Loss from operations	(68,608)	(43,393)	(14,364)	—	—	(126,365)	—	(126,365)

Other expense, net:
Interest expense	(17,570)	(16,782)	13,059	—	5,742	(15,551)	—	(15,551)	3(b), 5(d)
Other income (expense), net	1,155	(5,759)	—	—	—	(4,604)	—	(4,604)
Total other expense, net	(16,415)	(22,541)	13,059	—	5,742	(20,155)	—	(20,155)
Loss before provision for income taxes	(85,023)	(65,934)	(1,304)	—	5,742	(146,519)	—	(146,519)
Provision for income taxes	3,914	495	—	—	—	4,409	—	4,409
Net loss	$(88,937)	$(66,429)	$(1,304)	$—	$5,742	$(150,928)	$—	$(150,928)
Cumulative dividends attributable to Series A Preferred Stock	(2,774)	—	—	—	—	(2,774)	—	(2,774)
Net loss attributable to SoundHound common shareholders	$(91,711)	$(66,429)	$(1,304)	$—	$5,742	$(153,702)	$—	$(153,702)
Weighted-average common shares outstanding (basic & diluted)	229,264,904		3,809,520	16,224,989	2,943,917	252,243,330	15,133,172	267,376,502	5(e)
Net Loss per share (basic & diluted)	$(0.40)					$(0.61)		$(0.57)

See Notes to the Unaudited Pro Forma Condensed Financial Statements.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024

(In thousands, except share and per share data)

		Amelia Holdings (for the period from January 1,	Transaction Accounting Adjustments
	SoundHound Historical (As Reported)	2024 to August 5, 2024)	Amelia Acquisition	Initial Equity Financing	Amelia Debt Paydown	Pro Forma Combined	Second Equity Financing	Pro Forma Combined as Adjusted	Note Reference

Revenues	$50,150	$54,579	$—	$—	$—	$104,729	$—	$104,729
Operating expenses:
Cost of revenues	22,550	31,144	3,181	—	—	56,875	—	56,875	5(f)
Sales and marketing	19,560	12,858	(574)	—	—	31,844	—	31,844	5(g)
Research and development	50,161	6,905	—	—	—	57,066	—	57,066
General and administrative	36,833	14,979	—	—	—	51,812	—	51,812
Change in fair value of contingent acquisition liabilities	1,724	—	—	—	—	1,724	—	1,724
Amortization of intangible assets	3,603	7,110	4,812	—	—	15,525	—	15,525	5(f)
Total operating expenses	134,431	72,996	7,419	—	—	214,846	—	214,846
Loss from operations	(84,281)	(18,417)	(7,419)	—	—	(110,117)	—	(110,117)

Other expense, net:
Loss on early extinguishment of debt	(15,587)	—	—	—	—	(15,587)	—	(15,587)
Interest expense	(10,859)	(12,256)	9,000	—	4,307	(9,808)	—	(9,808)	3(c), 5(h)
Other income (expense), net	9,087	(472)	—	—	—	8,615	—	8,615
Total other expense, net	(17,359)	(12,728)	9,000	—	4,307	(16,780)	—	(16,780)
Loss before provision for income taxes	(101,640)	(31,145)	1,581	—	4,307	(126,897)	—	(126,897)
Provision for income taxes	(9,558)	88	—	—	—	(9,470)		(9,470)
Net loss	$(92,082)	$(31,233)	$1,581	$—	$4,307	$(117,427)	$—	$(117,427)
Cumulative dividends attributable to Series A Preferred Stock	(416)	—	—	—	—	(416)	—	(416)
Net loss attributable to SoundHound common shareholders	$(92,498)	$(31,233)	$1,581	$—	$4,307	$(117,843)	$—	$(117,843)
Weighted-average common shares outstanding (basic & diluted)	326,166,633		3,044,835	16,224,989	2,352,985	347,789,442	15,133,172	362,922,614	5(i)
Net loss per share (basic & diluted)	$(0.28)					$(0.34)		$(0.32)

See Notes to the Unaudited Pro Forma Condensed Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(in thousands, except share and per share data)

Note 1: Basis of Presentation

The unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The historical financial information of SoundHound and Amelia has been adjusted in the unaudited pro forma condensed financial information to reflect transaction accounting adjustments related to the Transactions in accordance with GAAP, based on the assumptions and adjustments that are described in the accompanying notes.

The Acquisition is accounted for as a business combination in accordance with the acquisition method of accounting under GAAP.  Under this method of accounting, SoundHound has been determined to be the accounting acquirer and Amelia to be the accounting acquiree. The acquisition method of accounting requires, among other things, that the assets acquired, and liabilities assumed in a business combination are measured and recognized at fair value as of the Acquisition Date. The excess of the purchase consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The final purchase price allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments as the final allocation may include changes in allocations to intangible assets as well as goodwill.

The unaudited pro forma condensed financial information includes certain reclassifications to conform Amelia historical accounting presentation to SoundHound’s accounting presentation. The actual results of operations of the combined company will likely differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time, and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed financial information.

The unaudited pro forma condensed financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition and the related transactions. Both companies continue to experience losses and are in a historical cumulative loss position and both companies have established valuation allowances against net deferred tax assets. The income tax effects of the pro forma adjustments would be fully offset by corresponding adjustments to the valuation allowances, resulting in no net effect on the pro forma condensed combined statements of operations. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma financial statements depending on post-business combination activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

Note 2: Reclassification Adjustments

The accounting policies used in the preparation of the unaudited pro forma condensed financial information are those set out in SoundHound’s audited annual financial statements as of and for the year ended December 31, 2023. Certain reclassifications are reflected in the unaudited pro forma condensed combined statement of operations to conform presentation between SoundHound and Amelia. These reclassifications have no effect on previously reported net income of SoundHound or Amelia.

Refer to the table below for a summary of identified reclassification adjustments made to present Amelia’s consolidated statement of operations for the year ended of December 31, 2023, to conform presentation to that of SoundHound (in thousands):

Amelia Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	Amelia Historical Consolidated Statement of Operations	Reclassification	Note 2	Amelia Historical After Reclassification

Revenue	Revenues	$93,274	$—		$93,274
Cost of revenues (exclusive of depreciation and amortization)	Cost of revenues	56,891	8,800	(a)	65,691
Sales and marketing	Sales and marketing	25,060	—		25,060
Research and development	Research and development	13,582	—		13,582
General and administrative	General and administrative	29,039	90	(a)	29,129
Depreciation and amortization	-	12,095	(12,095)	(a)	—
-	Amortization of intangible assets	—	3,205	(a)	3,205
-	Restructuring	—	—		—
Interest expense, net	Interest expense	(16,782)	—		(16,782)
Other income (expense), net	Other income (expense), net	(5,759)	—		(5,759)
Income tax expense	Provision for income taxes	495	—		495
-	Cumulative dividends attributable to Series A Preferred Stock	—	—		—

(a)	Reflects the reclassification of amortization of intangible assets to a separate line item, amortization of technology intangible assets to cost of revenues, and depreciation expense for property and equipment to general and administrative.

Note 3: Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Combined Statement of Operations – Amelia Debt Paydown

The adjustments related to the Debt Paydown included in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 and for the nine months period ended September 30, 2024 are as follows:

(a)	Reflects the repayment of Amelia Debt of $39.6 million on December 4, 2024 by the Company.

(b)	Reflects the reduction of $5.7 million in interest expense due to the Final Amelia Debt Paydown.

(c)	Reflects the reduction of $4.3 million in interest expense due to the Final Amelia Debt Paydown.

Note 4: Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Combined Statement of Operations – Equity Financing

The adjustments related to the Equity Financing included in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 are as follows:

(a)	Reflects the sale of the Company’s 16,224,989 shares of common stock under the Initial Equity Financing and the net cash proceeds of $117.0 million and addition to paid-in capital of $117.0 million in the fourth quarter of 2024, after deducting $3.0 million of commissions and offering costs incurred by the Company related to the offering.

(b)	Reflects the estimated sale of the Company’s 15,133,172 shares of common stock under the Second Equity Financing assuming the Company’s closing stock price is $16.52 per share and the estimated net cash proceeds of $244.5 million under the Second Equity Financing, after deducting $5.5 million of estimated commissions and offering costs incurred by the Company related to the offering.

Note 5: Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations – Amelia Acquisition

The adjustments related to the acquisition of Amelia included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(a)	Reflects the elimination of Amelia historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on their estimated fair value on the Acquisition Date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible asset and the associated estimated useful lives.

SoundHound determined a preliminary fair value estimate of intangible assets based on a valuation conducted by a third-party valuation specialist. The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives.

	Fair value	Estimated useful life
	(in thousands)	(in years)
Proprietary technology	$98,900	7
Customer relationships	68,600	7
Trade names	7,000	5
Total	$174,500

For the year ended December 31, 2023
(in thousands)
Amortization expense for acquired intangible assets (proprietary technology)	$14,129
Eliminate historical Amelia intangible asset amortization expense	(8,800)
Net adjustment to cost of revenues	$5,329

For the year ended December 31, 2023
(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trade names)	$11,200
Eliminate historical Amelia intangible asset amortization expense	(3,205)
Net adjustment to amortization of intangible assets	$7,995

(b)	Reflects the elimination of Amelia’s deferred commission amortization expense of deferred costs that were not assets as defined by ASC 805.

(c)	Reflects the incremental $1.4 million of transaction costs incurred by SoundHound after September 30, 2024, which are not yet reflected in the historical financial statements.

(d)	Reflects the reduction of $13.1 million in historical Amelia interest expense related to the terms of the Amelia Debt in connection with the Acquisition and the Initial Amelia Debt Paydown.

(e)	Reflects the pro forma basic and diluted net income per share attributable to the combined entity’s common stockholders presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of common stock and participating securities based on their respective rights to receive earnings as if all earnings for the period had been distributed. The shares issued and held in escrow are participating securities that contractually entitle the holders of such shares to participate in the combined entity’s earnings but do not contractually require the holders of such shares to participate in the combined entity’s losses.

The pro forma basic net income per share attributable to the combined entity’s common stockholders is calculated using the historical basic weighted average shares of SoundHound common stock outstanding, adjusted for the additional new shares of SoundHound Class A Common Stock issued to consummate the Transactions, assuming the shares were issued and outstanding as of January 1, 2023. Pro forma diluted net income per share attributable to the combined entity’s common stockholders is calculated using the historical diluted weighted average shares of SoundHound Class A Common Stock outstanding, adjusted for the additional new shares of SoundHound common stock issued to consummate the Transactions.

The pro forma weighted average shares outstanding used to calculate pro forma basic and diluted net income per share attributable to common stockholders excludes the 2,149,530 shares of SoundHound Class A Common Stock held in escrow in connection with the Acquisition as they are considered contingently returnable shares until the indemnifications subject to escrow have been resolved.

For the year ended December 31, 2023
(in thousands, except share and per share data)
Pro forma as adjusted net loss attributable to stockholders, December 31, 2023	$(153,702)
Weighted average shares outstanding - basic and diluted	267,376,502
Pro forma as adjusted net loss per share - basic and diluted	$(0.57)

Pro forma weighted average shares outstanding – Basic and diluted
SoundHound historical, December 31, 2023	229,264,904
Amelia Acquisition share consideration transferred (1)	3,809,520
Issuance of Class A Common Stock for Amelia Debt Paydown	2,943,917
Issuance of Class A Common Stock under Initial Equity Financing	16,224,989
Pro forma weighted average shares outstanding	252,243,330
Issuance of Class A Common Stock under Second Equity Financing	15,133,172
Pro forma as adjusted weighted average shares outstanding	267,376,502

(1)	Amount excludes the 2,149,530 shares of SoundHound Class A Common Stock held in escrow as they are considered contingently returnable shares.

The adjustments related to the acquisition of Amelia included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 are as follows:

(f)	Reflects the elimination of Amelia’s historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on the estimated fair value as of the Acquisition Date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible asset and the associated estimated useful lives.

The Company determined a preliminary fair value estimate of intangible assets based on a valuation conducted by a third-party valuation specialist. The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives as if the Acquisition had been completed on January 1, 2024.

	Fair value	Estimated useful life
	(in thousands)	(in years)
Proprietary technology	$98,900	7
Customer relationships	68,600	7
Trade names	7,000	5
Total	$174,500

For the period from January 1, 2024 to August 5, 2024
(in thousands)
Amortization expense for acquired intangible assets (proprietary technology)	$8,438
Eliminate historical Amelia intangible asset amortization expense	(5,257)
Net adjustment to cost of revenues	$3,181

For the period from January 1, 2024 to August 5, 2024
(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trade names)	$6,689
Eliminate historical Amelia intangible asset amortization expense	$(1,877)
Net adjustment to amortization of intangible assets	$4,812

(g)	Reflects the elimination of Amelia’s deferred commission amortization expense of deferred costs that were not assets as defined by ASC 805.

(h)	Reflects the reduction of $9.0 million in historical Amelia interest expense related to the terms of the Amelia Debt in connection with the Acquisition and the Initial Amelia Debt Paydown.

(i)	Reflects the pro forma basic and diluted net income per share attributable to the combined entity’s common stockholders presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of common stock and participating securities based on their respective rights to receive earnings as if all earnings for the period had been distributed. The shares issued and held in escrow are participating securities that contractually entitle the holders of such shares to participate in the combined entity’s earnings but do not contractually require the holders of such shares to participate in the combined entity’s losses.

The pro forma basic net income per share attributable to the combined entity’s common stockholders is calculated using the historical basic weighted average shares of SoundHound common stock outstanding, adjusted for the additional new shares of SoundHound Class A Common Stock issued to consummate the Transactions, assuming the shares were issued and outstanding as of January 1, 2024. Pro forma diluted net income per share attributable to the combined entity’s common stockholders is calculated using the historical diluted weighted average shares of SoundHound Class A Common Stock outstanding, adjusted for the additional new shares of SoundHound common stock issued to consummate the Transactions.

The pro forma weighted average shares outstanding used to calculate pro forma basic and diluted net income per share attributable to common stockholders excludes the 2,149,530 shares of SoundHound Class A Common Stock held in escrow in connection with the Acquisition as they are considered contingently returnable shares until the indemnifications subject to escrow have been resolved.

For the nine months ended September 30, 2024
(in thousands, except share and per share data)
Pro forma as adjusted net loss attributable to stockholders, September 30, 2024	$(117,843)
Weighted average shares outstanding - basic and diluted	362,922,614
Pro forma as adjusted net loss per share - basic and diluted	$(0.32)

Pro forma weighted average shares outstanding – Basic and diluted
SoundHound historical, September 30, 2024 (1)(2)	326,166,633
Amelia Acquisition share consideration transferred (1)	3,044,835
Issuance of Class A Common Stock for Amelia Debt Paydown	2,352,985
Issuance of Class A Common Stock under Initial Equity Financing	16,224,989
Pro forma weighted average shares outstanding	347,789,442
Issuance of Class A Common Stock under Second Equity Financing	15,133,172
Pro forma as adjusted weighted average shares outstanding	362,922,614

(1)	Amount excludes the 2,149,530 shares of SoundHound Class A Common Stock held in escrow as they are considered contingently returnable shares.

(2)	Amount includes the actual weighted average shares outstanding for the shares issued in connection with the Acquisition and the Initial Amelia Debt Paydown, both of which occurred during the three and nine months ended September 30, 2024.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which may include, without limitation, investing in or acquiring companies that are synergistic with or complementary to our business and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisition contemplated as of the date of this prospectus. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our Class A Common Stock and redeemable listed warrants, which are quoted on the Nasdaq Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our Class A Common Stock or redeemable listed warrants on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our Class A Common Stock or redeemable listed warrants. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our second amended and restated certificate of incorporation, referred to herein as our charter, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 500,000,000 shares, par value $0.0001 per share, consisting of: 499,000,000 shares of common stock, of which, 455,000,000 shares are designated as Class A Common Stock and 44,000,000 shares are designated as Class B common stock (“Class B Common Stock”); and 1,000,000 shares of preferred stock, all of which are currently undesignated. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 in the aggregate of:

●	Class A Common Stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of December 31, 2024, there were 360,765,630 shares of the Company’s Class A Common Stock and 32,535,408 shares of the Company’s Class B Common Stock issued and outstanding. In addition, there were 3,663,955 shares of Class A Common Stock issuable upon exercise of outstanding warrants, 5,925,911 shares of Class A Common Stock issuable upon exercise of outstanding stock options, and 21,782,248 shares of Class A Common Stock issuable upon vesting of restricted stock units.

Our charter provides for two classes of common stock, and provides that, subject to the rights of any holders of any series of preferred stock, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder as of the applicable record date on all matters submitted to a vote at any meeting of stockholders and each holder of Class B Common Stock shall have the right to ten votes per share of Class B Common Stock held of record by such holder as of the applicable record date on all matters properly submitted to stockholders entitled to vote thereon. Our charter provides for mandatory or optional conversion of the Class B Common Stock upon the occurrence of circumstances described in the charter. The holders of outstanding shares of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our Class A Common Stock and Class B are not entitled to pre-emptive rights and are not subject to redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Class A Common Stock and Class B Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock, including any series of preferred stock that we may designate and issue in the future. Our Class A Common Stock are listed on The Nasdaq Global Market under the trading symbol “SOUN.” The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company. The Transfer Agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Preferred Stock

As of December 31, 2024, we have 1,000,000 shares of preferred stock authorized, all of which are currently undesignated. Pursuant to our charter, our undesignated shares of preferred stock are “blank check” preferred stock which means that our board of directors are authorized, without further action by the stockholders, to establish one or more class or series, and fix the relative rights and preferences of the Company’s undesignated preferred stock.

In connection with any offering of undesignated preferred stock, we will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of Class A Common Stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of Class A Common Stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Currently Outstanding Warrants

As of December 31, 2024, there were 3,455,955 public warrants and 3,509,536 warrants that were issued in private placement transactions outstanding, including 208,000 warrants issued in connection with our Business Combination (as hereinafter defined) (the “private warrants”). The terms of our private warrants and the terms of our public warrants are identical. Each whole warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our business combination with Archimedes Tech SPAC Partners Co. on April 26, 2022 (the “Business Combination”). However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A Common Stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of the Class A Common Stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on April 26, 2027, which is the fifth anniversary of our completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of the Class A Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Class A Common Stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.

Subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Our public warrants are listed on The Nasdaq Global Market under the trading symbol “SOUNW.” The warrant agent is Continental Stock Transfer & Trust Company.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of SoundHound AI, Inc. as of December 31, 2023 and for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting which contains an adverse opinion on the effectiveness of internal control over financial reporting) as of December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of SoundHound AI, Inc. as of and for the years ended December 31, 2022 and 2021, incorporated by reference in this prospectus have been audited by Armanino LLP, independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting in giving said report.

The consolidated and combined financial statements of Amelia Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2023 and as of December 31, 2022 (Successor), and the periods from December 21, 2022 through December 31, 2022 (Successor), and January 1, 2022 through December 20, 2022 (Predecessor), included in the Current Report on Form 8-K/A of SoundHound AI, Inc., filed with the Securities and Exchange Commission on October 22, 2024 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated and combined financial statements), included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file annual, quarter and periodic reports, proxy statements and other information with the SEC using its EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 1, 2024;

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 10, 2024, August 9, 2024 and November 12, 2024, respectively;

3. Our Revised Definitive Proxy Statement filed with the SEC on April 30, 2024;

4. Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, April 10, 2024, June 10, 2024, June 14, 2024, June 27, 2024, August 8, 2024 (as amended on October 22, 2024) (for the avoidance of doubt, our Current Report on Form 8-K filed on August 8, 2024 that includes the information furnished pursuant to Items 2.02 and 9.01 is not incorporated by reference herein) and November 8, 2024; and

5. The description of our common stock and warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 10, 2021 and the Description of Securities filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such information.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting General Counsel, c/o SoundHound AI, Inc., at 5400 Betsy Ross Drive, Santa Clara, CA 95054. Our telephone number is (408) 441-3200. Information about us is also available at our website at www.soundhound.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2025

PROSPECTUS

SOUNDHOUND AI, INC.

Up to $250,000,000 of Shares of Class A Common Stock

SoundHound AI, Inc. (“SoundHound AI,” the “Company,” “we,” “us” or “our”) has entered into an equity distribution agreement (the “Agreement”) by and among Cantor Fitzgerald & Co., Guggenheim Securities, LLC, Oppenheimer & Co. Inc., Wedbush Securities Inc., Ladenburg Thalmann & Co. Inc. and Northland Securities, Inc. (each a “Manager” and collectively, the “Managers”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (the “common stock” or the “Class A Common Stock”), offered by this prospectus (including the base prospectus contained within the Registration Statement on Form S-3 that this prospectus forms a part, referred to herein as the “prospectus”). In accordance with the terms of the Agreement, we may offer and sell up to $250,000,000 of shares of our common stock from time to time through or to the Managers acting as agent or principal.

Our Class A Common Stock is listed on the Global Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SOUN.” The last reported sale price of our Class A Common Stock on January 24, 2025 was $15.84 per share.

Sales of our common stock, if any, under this prospectus may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market’’ offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made by means of ordinary brokers’ transactions, including directly on Nasdaq or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. The Managers are not required to sell any specific dollar amount of shares but will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between us and the Managers. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Managers may also purchase shares of our common stock as principal.

The Managers will be entitled to aggregate compensation at a fixed commission rate of 2.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, the Managers may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Managers may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-23 for additional information regarding underwriting compensation. We have also agreed to provide indemnification and contribution to the Managers with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor	Guggenheim Securities	Oppenheimer & Co.

Wedbush Securities	Ladenburg Thalmann	Northland Capital Markets

The date of this prospectus is        , 2025

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus.

This prospectus and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and the documents incorporated by reference into this prospectus is accurate only as of the date of those respective documents.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should assume that the information appearing in this prospectus and the documents incorporated by reference into this prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, as well as the documents incorporated by reference into this prospectus in their entirety before making an investment decision. You should also read and consider the information in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not, and the Managers have not, authorized any other person to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of SoundHound AI, Inc. and its subsidiaries. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain “forward looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	our ability to execute our business strategy, including launching new product offerings and expanding information and technology capabilities;

●	our market opportunity and our ability to acquire new customers and retain existing customers;

●	the timing and impact of our growth initiatives on our future financial performance;

●	our ability to integrate the businesses and operations from our recent acquisitions with our current operations to realize the expected benefits of those acquisitions;

●	our ability to protect intellectual property and trade secrets;

●	the ability to obtain additional capital, as necessary, including equity or debt financing, on terms that are acceptable to us, if at all;

●	changes in applicable laws or regulations and extensive and evolving government regulations that impact our operations and business;

●	the ability to attract or maintain a qualified workforce;

●	level of product service failures that could lead our customers to use competitors’ services;

●	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including with respect to our AI technology;

●	risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties described under the section titled “Risk Factors” in this prospectus and the documents incorporated by reference herein.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

S-iii

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus and the documents incorporated by reference herein,, and in particular, the risks discussed below and under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and in other documents we file with the SEC, as well as any amendments thereto. The following discussion should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023, 2022 and 2021 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and notes to such financial statements incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views at the time the forward-looking statement was made with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

S-iv

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “SoundHound AI” means SoundHound AI, Inc. and its subsidiaries. Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Company Overview

We are a global leader in conversational intelligence, offering independent Voice AI solutions that enable businesses to deliver high-quality conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Interaction™, a real-time, multimodal customer service interface. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses.

We believe voice-enabled conversational user interface is a more natural interface for nearly all use cases, and product creators should have the ability to design, customize, differentiate, innovate and monetize the interface to their own product, as opposed to outsourcing it to a third-party assistant. For example, using SoundHound, businesses can voice-enable their products so consumers can say things like, “Turn off the air conditioning and lower the windows,” while in their cars, “Find romantic comedies released in the last year,” while streaming on their TV and even place food orders before arriving at a restaurant by talking to their cars, TVs or other IoT devices. Additionally, SoundHound’s technology can address complex user queries such as, “Show me all restaurants within half a mile of the Space Needle that are open past 9 pm on Wednesdays and have outdoor seating,” and follow-on qualifications such as “Okay, don’t show me anything with less than 3 stars or fast food.”

The SoundHound developer platform, Houndify, is an open-access platform that allows developers to leverage SoundHound’s Voice AI technology and a library of over 100 content domains, including commonly used domains for points of interest, weather, flight status, sports and more. SoundHound’s Collective AI is an architecture for connecting domain knowledge that encourages collaboration and contribution among developers. The architecture is based on proprietary software engineering technology, CaiLAN (Conversational AI Language), and machine learning technology, CaiNET (Conversational AI Network) to ensure fast, accurate and appropriate responses.

Our market position is strengthened by the technical barriers to entry in the Voice AI space, which tend to discourage new market participants. Furthermore, our technology is backed by significant investments in intellectual property, with over 155 patents granted and over 115 patents pending, spanning multiple fields including speech recognition, natural language understanding, machine learning, monetization and more. We have achieved this critical momentum in part thanks to a long-tenured leadership team with deep expertise and proven ability to attract and retain talent. We believe that SoundHound has extensive technical expertise and a proven track record of innovation and value creation for us to continue to attract customers in the growing market for Voice AI transactions.

We believe that SoundHound is well-positioned to fill the growing void and demand for an independent Voice AI platform. The Voice AI offerings from big tech companies are primarily an extension of their more core services and offerings. Rather than strengthening a customer’s product, it can take over the entire experience, thus disintermediating the company’s brand, users and data. As a result, brands relying on big tech may lose their ability to innovate, differentiate and customize. In some cases, these providers even compete with the products they support, making them increasingly less attractive as a choice for a voice interface.

The alternative options are generally legacy vendors tending to use what we consider to be dated technologies at a high price. Furthermore, many of these technologies still require significant effort by the product creators to turn them into solutions that can compete with the quality of the big tech offering, which in many cases is not practical. Due to the high barrier to entry in Voice AI, there are not many independent players.

This creates a great opportunity for SoundHound: we believe that we provide disruptive technologies that are superior to the alternatives, with better terms, allowing customers to maintain their brand, control the user experience, get access to the data and define their own privacy policies, while being able to customize, differentiate, innovate and monetize.

When it comes to criteria for adoption, our goal is to win on every dimension. We believe that the first two criteria customers typically consider are technology and brand control. We strive to provide our customers with the best technology, and we provide a white label solution giving our customers control of their brands. In some industries you may have to choose between technology and brand control. In our case, we offer our customers the best of both, enabling them to offer disruptive technologies to their users while maintaining control of their brand and user experience.

With our disruptive monetization strategy, we also aim to provide an additional path to monetization for our customer base. By choosing our platform, product creators can generate additional revenue while making their product better using Voice AI, providing further incentive to choose our platform.

We believe that we offer a superior ecosystem, benefiting from our Collective AI product architecture along with offering customers definable privacy controls, which are becoming increasingly important in the industry of Voice AI. Additionally, there is no conflict of interest between us and our partners and customers as we do not compete with them (as some other Voice AI vendors do). We also offer edge and hybrid solutions. This means our technology can optionally run without a cloud connection for increased flexibility and privacy. Our focus is on delivering the most advanced Voice AI in the world and thus allowing our partners to differentiate and innovate their overall experiences for their brands.

We strongly believe that product creators know their product and users best. The idea of a single third-party assistant taking over their product is not reflective of our anticipated future. We envision that every product will have its own identity, and will have Voice AI customized in different ways. Product creators can each tap into a single Collective AI to access the ever-growing set of domains, but the product creators can innovate on top of Collective AI and create value for the end users in their own way. This is the future that we are focusing on enabling.

When a product is voice enabled, we see three stages of integration and value propositions. The first stage is to enable the core use cases of the product. For example, the product could be a TV, a coffee machine, a car, a wearable device, a robot, a smart speaker or an appliance, and with your voice you can control the functionality of the device and the product. On a TV, you can ask it to change the channel, increase the volume, rewind by 30 seconds, search for movies and even add personalization by adding a TV show to your favorites. Note that this is different from adding a third-party voice assistant to the product. Our view is that every product needs to have an interface, and voice-AI is a natural and compelling interface that unlocks new use cases and potential. Consider just the simple example of rewinding or fast forwarding by a specific duration. That is a command that can be done with voice within a few seconds, but it can take many steps to do using alternative interfaces such as a remote control or a companion app.

Once the core features of a product are voice-enabled, it can be further enhanced in the second stage of integration: the addition of third-party content and domains. SoundHound has extensive partnerships with content providers and, through these partnerships, can fulfill many needs of our customers. For example, your TV, car or even a coffee machine can answer questions about weather, sports scores, stock prices or flight status, and even search for local businesses. The addition of these public domains further enhances the value proposition of the product.

Finally, as the third step, you enter the world of monetization where you can add features that deliver value to the end user, and also generate revenues that we share with the product creators. To summarize with an example, imagine walking up to your coffee machine and asking for a triple shot extra hot latte. While you are waiting for your drink, you can ask for weather and sports scores, and if you desire, you can even order bagels from your favorite nearby bakery.

Recent Developments

November 2024 ATM Program

On November 12, 2024, the Company entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Barclays Capital Inc., Piper Sandler & Co., D.A. Davidson & Co., H.C. Wainwright & Co., LLC, and Joseph Gunnar & Co., LLC, (the “Agents”) with respect to a $120.0 million at-the-market equity program (the “November ATM”). As of December 31, 2024, the Company sold a total of 16,224,989 shares of the Company’s Class A Common Stock under the Equity Distribution Agreement, at a weighted-average price of $7.40 per share, and raised $120 million of gross proceeds. After deducting $3.0 million of commissions and offering costs incurred by the Company, the net proceeds from sales of Class A Common Stock were $117.0 million. The Company used the net proceeds of the November ATM to prepay the Amelia Debt (as defined below), for general corporate purposes and working capital, which may include investing in or acquiring synergistic or complementary businesses, assets or technologies.

Amelia Debt Repayment

In connection with the acquisition of Amelia Holdings, Inc. (“Amelia”), the Company assumed an amended senior secured term loan facility from Amelia in an aggregate principal amount of $109.7 million (“Amelia Debt”), which was issued pursuant to the existing Credit Agreement (the “Credit Agreement”) of Amelia with Monroe Capital Management Advisors, LLC (“Monroe”), as administrative and collateral agent for certain affiliated funds of Monroe, as lenders. In accordance with the amended terms, on August 7, 2024, the Company paid $70.0 million in cash to pay down a portion of the outstanding principal balance and issued 2,943,917 shares of Class A Common Stock to settle certain fees associated with the Amelia Debt. The remaining outstanding balance of $39.7 million had a maturity date of June 30, 2026 (the “Maturity Date”) and provided, at the Company’s election, for payment of a portion of interest in cash or in kind (“PIK”), in which case interest will be capitalized and added to the outstanding principal amount, with principal and accrued interest due at the Maturity Date. The Amelia Debt was permitted to be prepaid at any time and had to be prepaid, along with the applicable prepayment premium and exit fee, upon the occurrence of certain future events. The Amelia Debt accrued interest at an annual rate equal to the sum of (a) Adjusted Term SOFR and (b)(i) an applicable margin of 9.00% for the portion of interest paid in cash, and (ii) an additional 1.00% for the portion of interest paid in kind. Upon an event of default, the interest rate would have automatically increased by an additional 2.00% per annum, and could have resulted in the declaration that all outstanding principal and interest under the Amelia Debt be immediately due and payable in whole or in part. On December 3, 2024, the Company entered into a letter agreement (the “Payoff Letter”) to prepay in full all remaining indebtedness and other amounts outstanding of the Amelia Debt. On December 4, 2024, the Company paid (i) the remaining principal amount outstanding of $39.6 million, (ii) accrued interest of $0.1 million, and (iii) transaction expenses of less than $0.1 million, resulting in a loss on debt extinguishment of less than $0.1 million.

Our Products and Technology

Houndify platform, SoundHound AI’s Voice AI platform, combines advanced AI with engineering expertise to help brands build conversational voice assistants. From proprietary components to customizable and scalable solutions, we offer tools to build a highly accurate and responsive voice user interface. The suite of Houndify tools includes Application Programming Interfaces (“API”) for text and voice queries, support for custom commands, extensive library of content domains, inclusive Software Development Kit platforms, collaboration capabilities, diagnostic tools, and built-in analytics. Houndify provides a web API that takes in text queries or audio and returns actionable JavaScript Object Notation to anyone with an internet connection wanting to add Voice AI to any product or application.

CaiNET and CaiLAN Expert Domain Selections. SoundHound’s CaiNET software uses machine learning to enhance how domains work together to better handle complex queries including natural language processing, predictive analytics, and building language models, or translation of speech. SoundHound’s proprietary CaiLAN software expertly arbitrates responses so users get better answers from the right domain such as for use with natural language processing, predictive analytics, and building language models, or translation of speech.

Automatic Speech Recognition, our highly optimized, tunable, and scalable ASR engine, supports vocabulary sizes containing millions of words. Houndify’s machine learning infrastructure allows us to tune the engine to achieve optimal Computer Processing Unit (“CPU”) performance while delivering high accuracy rates. Houndify’s language and acoustic modelling architecture also uses machine learning to increase word recognition accuracy. Rapid iteration is possible due to our accelerated training pipeline and architecture that improves as data is collected. Highly accurate transcriptions result from advanced acoustic models trained to perform in a variety of scenarios — including in severely noisy environments and when accented language is spoken.

Natural Language Understanding (“NLU”), our proprietary Speech-to-Meaning technology, tracks speech in real-time and understands the context, even before the user has finished speaking. Instead of the typical two-step process of transcribing speech into text and then passing the text into an NLU model, Houndify can accomplish both of these tasks in one step, delivering faster and more accurate results. Houndify’s ability to process and understand speech the instant a user stops speaking gives voice assistants the ability to respond faster. Understanding speech in real-time without requiring additional processing or waiting for the user to finish speaking creates responsive and natural conversations between people and products. By understanding context, Houndify responds accurately to users by distinguishing between similar words and names. Our NLU can discern the difference between words that sound the same, but have different spellings and meanings. For example, if users want to navigate to 272 Hoch Street in Dayton, Ohio, it won’t look for Hawk Street. Using our proprietary Deep Meaning Understanding technology, a custom voice assistant can handle complex queries with compound criteria including conversational follow up, address multiple questions and filter results simultaneously — accurately and quickly answering users’ most complex questions.

These technologies are anchored by three important innovations: Speech-to-Meaning, Deep Meaning Understanding and Collective AI.

Speech-to-Meaning refers to SoundHound’s ability to convert speech to meaning simultaneously and in real time. Most traditional approaches first convert speech to text, and then convert text to meaning. This approach can be both slower and less accurate. It’s slower because the two steps are done in sequence, and the additional processing time of the second step can be noticeable by the end user. It can also be less accurate because if the first step of speech to text makes a mistake, the resulting incorrect text is then sent to the second step, and the error further propagates. Our development of Speech to Meaning technology was inspired by the human brain. As we listen to someone speaking, our brain does not convert speech to text, and then text to meaning. Instead, our brain converts speech to meaning simultaneously and in real time. With Speech-to-Meaning, as you speak to SoundHound’s technology, it performs both speech recognition and language understanding simultaneously, which results in faster response time and higher accuracy, because real-time language understanding can feed into the real-time speech recognizer as additional information to reduce errors.

Deep Meaning Understanding is our innovative approach to language understanding that allows our Voice AI platform to understand highly complex conversation. For example, it can understand: “Show me hotels in San Francisco that are less than $600, but not less than $300, are pet friendly, have a gym and a pool with at least three stars staying for two nights, and don’t include anything that doesn’t have Wi-Fi.” A complex search like this will take many minutes to perform on a website with complex forms, but it can be done within a few seconds using SoundHound technology, which we believe to be unique in its ability to handle complex queries of this nature at scale.

Collective AI is an architecture that gives potential to SoundHound to improve the understanding capability of its platform exponentially based on linear contributions. Most other platforms add skills or domains that are separate and don’t interact with each other. For them, linear contribution results in linear growth in understanding, which is less scalable. With the Collective AI architecture, SoundHound domains can be interconnected and learn from each other. As developers contribute to the platform, the platform’s understanding capability can grow exponentially.

Smart Ordering offers an easy-to-understand voice assistant for restaurants that takes phone orders and automatically processes them by seamlessly integrating with multiple POS systems. For enterprises, we also offer a flexible Gateway to integrate with custom POSs.

Dynamic Interaction is a category-level breakthrough in conversational AI that we believe raises the bar for human-computer interaction by not only recognizing and understanding speech, but also responding and acting in real-time. Where existing voice technology requires wake words and relies on turn-taking with awkward pauses to process requests, Dynamic Interaction uses the twin technologies of fragment parsing – which breaks speech down to partial-utterances and processes them in real-time – and full-duplex audio-visual integration to create an instantaneous, next-generation experience in human-computer interaction.

SoundHound Chat AI. We launched SoundHound Chat AI, which we believe will usher in a new phase of voice-enabled, conversational AI by combining the power of software engineering and machine learning generative AI. SoundHound Chat AI integrates with dozens of knowledge domains, pulling real-time data like weather, sports, stocks, flight status, restaurants and many more. We combine this with the most cutting-edge large language models like OpenAI’s ChatGPT to deliver the most accurate, timely and comprehensive responses. There is no need for awkward search queries since you can speak to SoundHound Chat AI naturally, like another person. You can also follow-up questions and commands without awkward pauses to filter, sort or add more information to the original request.

Smart Answering is built to offer all customer establishments, including restaurants, the option to build an easy to use, custom AI-powered voice assistant that can handle 100% of phone calls including, greetings, hours, menu, location, delivery, wait time, policies, promotions, including SMS functionality for reservations and appointments, and many more standard and custom options.

Wake Words are the entry point into branded voice experiences, allowing users to invoke the assistant by literally speaking the company’s name. Examples range from “Hey Pandora” in a mobile app to “Hey Peugeot” within a vehicle. Rigorous development and testing enable our wake words to perform in noisy environments and minimize false-positives or false-negatives. We use advanced machine learning algorithms and Deep Neural Networks to provide broad robustness to our high-volume training data, resulting in high accuracy.

Custom Domains. Our library of over 100 public domains is available to give developers instant access to a broad range of content to fit their unique use cases. This includes multi-category content intended to appeal to broad range of audiences, including, for instance, sports scores, weather, podcasts, travel information, recipes and stock prices, among many others. Companies can enhance product functionality or proprietary operations with Houndify Private Domains, allowing customization and development of more specific content. Customers who subscribe for this service have full access to their private domains securely on our platform while retaining the ability to iterate and update content. For example, an automotive manufacturer can make helpful updates about the car’s user manual over time. In this way, SoundHound becomes a long-term “partner” to its customers, helping companies create the domains that they need in order to improve brand value for their own customers or end users.

Text-to-speech (“TTS”). A high quality TTS helps companies create a unique voice that differentiates them from the competition. Brands can fully express their personality by choosing the gender, tone and personality that will become their vocal identity. Our machine learning algorithms transform recorded voices into large databases of spoken sounds to form entire vocabularies of natural language — adapted to the user’s environment. We can transform any voice to generate a high-quality TTS with a small CPU footprint.

Edge and Cloud Connectivity. With edge (embedded) we offer a fully-embedded voice solution for brands seeking the convenience of a voice user interface without the privacy or connectivity concerns of the internet. Includes full access to custom commands and the ability to instantly update commands during development. With Cloud we equip your voice assistant with real-time data from the cloud, deliver the most relevant responses with no CPU or memory restrictions, and retain ownership of customer relationships with access to data and analytics. To harness the capabilities of full cloud connectivity with the reliability of embedded edge voice technology. Houndify Edge Hybrid solutions are designed to ensure that devices are always-on and responsive to commands. Allows for over-the-air product updates and a broader voice experience with the level of cloud-connectivity that best matches the product and its users.

Corporate Information

Our principal executive offices are located at 5400 Betsy Ross Drive, Santa Clara, CA 95054, and our telephone number is (408) 441-3200. Our corporate website address is www.soundhound.com. The information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $250,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our Managers. See “Plan of Distribution” on page S-23 of this prospectus.

Use of proceeds	We intend to use the net proceeds from these sales, if any, for general corporate purposes and working capital, which may include investing in or acquiring synergistic or complementary businesses, assets or technologies. See “Use of Proceeds” on page S-20 of this prospectus.

Risk factors	Your investment in our securities involves substantial risks. See “Risk Factors” beginning on page S-7 of this prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Global Market symbol	“SOUN”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” together with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, that is incorporated by reference into this after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business or financial condition.

Risks Related to This Offering

It is not possible to predict the actual number of shares we will sell under the Agreement, nor the gross proceeds resulting from those sales.

Subject to certain limitations in the Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Managers at any time throughout the term of the Agreement. The number of shares that are sold through the Managers after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Selling Manager (as defined below) in any applicable placement notice and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

If you purchase our common stock in this offering, you may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock and Class B common stock outstanding prior to this offering. Assuming that an aggregate of $250,000,000 of shares of our common stock are sold in this offering at a price of $16.52 per share, the last reported sale price of our common stock on Nasdaq on January 21, 2025, for aggregate net proceeds of approximately $244.5 million after deducting commissions and estimated aggregate offering expenses payable by us, and after giving effect to our sales in the Prior ATM Program (as defined below), you will experience immediate dilution of $15.61 per share. The actual amount of dilution to investors in this offering will depend on the sales price at which we sell stock and our net tangible book value per share at the of any sale. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

If we issue equity securities in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline and result in significant dilution for holders of our common stock. For example, from January 1, 2024, through December 31, 2024, we have issued 85,826,406 shares of common stock through at-the-market equity programs, 7,827,343 shares of our common stock related to our acquisition of Synq3, Inc. (“Synq3”), including certain contingent consideration, and 8,902,967 shares of common stock related to our acquisition of Amelia, including the shares issued to settle the obligation from the debt assumed from the acquisition of Amelia. Additionally, we may be required to issue additional shares of common stock related to the Synq3 and Amelia acquisitions as contingent consideration in connection with the achievements of certain milestones. In addition, the vesting of restricted stock units and the exercise of outstanding stock options and warrants may result in further dilution of your investment.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our Agreement with the Managers or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

We have a limited number of authorized shares of our common stock available for issuance which may limit our ability to issue securities in connection with capital raises, including this offering, for acquisitions or strategic partnerships or as compensation to our employees and directors in the future, unless we obtain stockholder approval to amend our Second Amended and Restated Certificate of Incorporation. Our inability to issue shares of our common stock could materially impact our business and strategy.

We have historically utilized our shares of common stock to raise capital, consummate acquisitions and compensate our employees and directors. We are currently authorized to issue 455,000,000 shares of Class A common stock and 44,000,000 shares of Class B common stock. As of the December 31, 2024, 360,765,630 shares of Class A common stock and 32,535,408 shares of Class B common stock were outstanding. Additionally, as of December 31, 2024, there were 3,663,955 shares of Class A Common Stock issuable upon exercise of outstanding warrants, 5,925,911 shares of Class A Common Stock issuable upon exercise of outstanding stock options, 21,782,248 shares of Class A Common Stock issuable upon vesting of restricted stock units and 18,257,365 shares of Class A Common Stock issuable upon the achievement of certain milestones. While we have agreed with certain security holders that we may unreserve shares of common stock underlying their securities, we may not able to offer and sell the total amount under the Agreement and this prospectus supplement, nor be able to continue issuing securities to meet our business objectives, unless we increase the number of shares we are authorized to issue. There can be no assurance that we will elect to seek stockholder approval to increase our authorized shares of common stock under our Second Amended and Restated Certificate of Incorporation or, if we do, that we will be able to secure the necessary stockholder approval to increase our authorized shares of common stock under our Second Amended and Restated Certificate of Incorporation. Our inability to issue shares of our common stock could materially impact our business and strategy.

Unaudited Pro Forma Condensed Financial Information

The unaudited pro forma condensed financial information of SoundHound AI, Inc. has been prepared in accordance with Article 11 of Regulation S-X, as amended, and presents the combination of the historical financial information of SoundHound and Amelia Holdings, Inc., adjusted to give effect to the Acquisition (as hereinafter defined). The unaudited pro forma condensed financial information of SoundHound also gives effect to other financing events completed by SoundHound that have occurred but are not yet reflected in the historical financial information of SoundHound and is considered a material transaction separate from the Acquisition, as defined below.

Description of the Acquisition

On August 6, 2024 (the “Acquisition Date”), SoundHound completed its acquisition (the “Acquisition”) of Amelia, pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”) entered into by and among SoundHound, Firehorse Merger Sub, LLC (“Purchaser Sub”), IPSoft Global Holdings, Inc., and BuildGroup, LLC (each of IPSoft Global Holdings, Inc. and BuildGroup LLC, a “Seller” and collectively, the “Sellers”). The Company issued a total of 5,959,050 shares of the SoundHound Class A Common Stock to the Sellers (the “Upfront Consideration”). Pursuant to the terms of the Purchase Agreement, the Company deposited 2,149,530 shares of the Upfront Consideration into an escrow account in order to partially secure the indemnification obligations of the Sellers under the Purchase Agreement (the “Escrow Consideration”). The Company also paid $8.4 million of cash for seller transaction expenses in connection with the closing of the Acquisition. At the effective time of the Acquisition, each outstanding Target stock option expired and was cancelled and extinguished without any right to receive any consideration and each outstanding Target warrant to purchase capital stock of Target expired and was cancelled and extinguished without any right to receive any consideration. In addition to the Upfront Consideration, the Company has agreed to issue up to 16,822,429 shares to the Sellers based on achievement of certain revenue targets in fiscal years 2025 and 2026.

Other Financing Events

In connection with the Acquisition, the Company assumed the Amelia Debt. In accordance with the amended terms, on August 7, 2024, the Company paid $70.0 million in cash and issued 2,943,917 shares to pay down a portion of the outstanding principal balance and settle certain fees associated with the Amelia Debt (the “Initial Amelia Debt Paydown”). The remaining outstanding balance of $39.7 million had a maturity date of June 30, 2026 and provided, at the Company’s election, for payment of a portion of interest in cash or any interest in respect of the loan hereunder that is paid in kind will be capitalized and added to the outstanding principal amount during the term of the loan with principal and accrued interest due at the Maturity Date. On December 3, 2024, the Company entered into the Payoff Letter to prepay in full all remaining indebtedness and other amounts outstanding of Amelia Debt (the “Final Amelia Debt Paydown” and together with the Initial Amelia Debt Paydown, the “Amelia Debt Paydown”). On December 4, 2024, the Company paid (i) the remaining principal amount outstanding of $39.6 million, (ii) accrued interest of $0.1 million, (iii) and transaction expenses of less than $0.1 million, resulting in a loss on debt extinguishment of less than $0.1 million.

November 2024 ATM Program

On November 12, 2024, the Company entered into the Equity Distribution Agreement with Barclays Capital Inc., Piper Sandler & Co., D.A. Davidson & Co., H.C. Wainwright & Co., LLC, and Joseph Gunnar & Co., LLC, (each, an “Agent,” and, collectively, the “Agents”) with respect to an at-the-market equity program under which the Company may offer and sell up to $120.0 million of shares of its Class A Common Stock from time to time through the Agents (the “Initial Equity Financing”). As of December 31, 2024, the Company sold a total of 16,224,989 shares of its Class A Common Stock under the Equity Distribution Agreement, at a weighted-average price of $7.40 per share, and raised $120.0 million of gross proceeds. After deducting $3.0 million of commissions and offering costs incurred by the Company, the net proceeds from sales of common stock were $117.0 million.

January 2025 ATM Program

On January 27, 2025, the Company entered into the Agreement with Cantor Fitzgerald & Co., Guggenheim Securities, LLC, Oppenheimer & Co. Inc., Wedbush Securities Inc., Ladenburg Thalmann & Co. Inc. and Northland Securities, Inc. (each, an “Agent,” and, collectively, the “Agents”) with respect to an at-the-market equity program under which the Company may offer and sell up to $250.0 million of shares of its Class A Common Stock from time to time through the Agents (the “Second Equity Financing and together with the Initial Equity Financing, the “Equity Financing”). Sales of our Class A Common Stock, if any, under the Agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers' transactions, including directly on Nasdaq or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. The Agents will be entitled to commission at a fixed rate of 2.0% of the gross sales price of the shares of the Company's Class A Common Stock sold through them pursuant to the Agreement.

Other Information

The unaudited pro forma condensed consolidated balance sheet assumes that the Other Financing Events occurred on September 30, 2024, and adjusts the historical consolidated balance sheet of SoundHound giving pro forma effect as of such date. The unaudited pro forma condensed consolidated balance sheet combining the Acquisition has not been presented as the historical consolidated balance sheet of SoundHound as of September 30, 2024 already reflects the Acquisition. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and nine months ended September 30, 2024, assumes that the Equity Financing, Amelia Debt Paydown, and the Acquisition occurred as of January 1, 2023 and combines the historical results of SoundHound and Amelia giving pro forma effect for the periods then ended (the Equity Financing, together with the Amelia Debt Paydown, the “Other Financing Events” and together with the Acquisition, the “Transactions”).

The adjustments in the unaudited pro forma condensed financial information have been identified and presented to provide relevant information in accordance with Generally Accepted Accounting Principles (“GAAP”) necessary for an illustrative understanding of the Transactions. The unaudited pro forma adjustments are believed by management to be necessary for a fair statement of SoundHound’s unaudited pro forma condensed financial information.

The unaudited pro forma condensed financial information is derived from the historical financial statements of SoundHound and Amelia, and should be read in conjunction with the following financial statement and accompanying notes:

●	the historical audited consolidated financial statements of SoundHound for the year ended December 31, 2023, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2024,

●	the historical unaudited condensed consolidated financial statements of SoundHound for the nine months ended September 30, 2024, included in its Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024,

●	the historical audited consolidated and combined financial statements of Amelia for the year ended December 31, 2023 and as of December 31, 2022 (Successor), and the periods from December 21, 2022 through December 31, 2022 (Successor), and January 1, 2022 through December 20, 2022 (Predecessor), that are included as Exhibit 99.1 in the Company’s Report on Form 8-K/A filed with the SEC on October 22, 2024, and

●	the historical unaudited condensed consolidated financial statements of Amelia for the six months ended June 30, 2024, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K/A filed with the SEC on October 22, 2024.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial information. The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The Acquisition is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed financial information as required by SEC rules. Differences between these preliminary estimates and the final acquisition accounting may be material.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2024

(In thousands)

	SoundHound	Transaction Accounting Adjustments
	Historical (As Reported)	Initial Equity Financing	Amelia Debt Paydown	Pro Forma	Second Equity Financing	Pro Forma as Adjusted	Note Reference

ASSETS
Current assets:
Cash and cash equivalents	$135,606	$117,000	$(39,694)	$212,912	$244,500	$457,412	3(a), 4(a), 4(b)
Accounts receivable, net	13,570	—	—	13,570	—	13,570	-
Contract assets and unbilled receivable, net	24,639	—	—	24,639	—	24,639	-
Other current assets	7,394	—	—	7,394	—	7,394	-
Total current assets	181,209	117,000	(39,694)	258,515	244,500	503,015

Restricted cash equivalents, non-current	811	—	—	811	—	811	-
Right-of-use assets	3,860	—	—	3,860	—	3,860	-
Property and equipment, net	1,541	—	—	1,541	—	1,541	-
Goodwill	111,730	—	—	111,730	—	111,730	-
Intangible assets, net	182,579	—	—	182,579	—	182,579	-
Deferred tax asset	30	—	—	30	—	30	-
Contract assets and unbilled receivable, non-current, net	14,596	—	—	14,596	—	14,596	-
Other non-current assets	3,298	—	—	3,298	—	3,298	-
Total assets	$499,654	$117,000	$(39,694)	$576,960	$244,500	$821,460

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$17,758	$—	$—	17,758	$—	17,758	-
Accrued liabilities	22,599	—	—	22,599	—	22,599	-
Operating lease liabilities	1,832	—	—	1,832	—	1,832	-
Finance lease liabilities	74	—	—	74	—	74	-
Income tax liability	2,677	—	—	2,677	—	2,677	-
Deferred revenue	20,096	—	—	20,096	—	20,096	-
Other current liabilities	5,142	—	—	5,142	—	5,142	-
Total current liabilities	70,178	—	—	70,178	—	70,178

Operating lease liabilities, net of current portion	2,241	—	—	2,241	—	2,241	-
Deferred revenue, net of current portion	7,570	—	—	7,570	—	7,570	-
Contingent acquisition liabilities	74,450	—	—	74,450	—	74,450	-
Income tax liability, net of current portion	5,004	—	—	5,004	—	5,004	-
Long-term debt	39,694	—	(39,694)	—	—	—	3(a)
Other non-current liabilities	4,530	—	—	4,530	—	4,530	-
Total liabilities	203,667	—	(39,694)	163,973	—	163,973
Stockholders’ equity:
Series A Preferred Stock	—	—	—	—	—	—	-
Class A Common Stock	33	2	—	35	2	37	4(a), 4(b)
Class B Common Stock	3	—	—	3	—	3	-
Additional paid-in capital	980,150	116,998	—	1,097,148	244,498	1,341,646	4(a), 4(b)
Accumulated deficit	(684,461)	—	—	(684,461)	—	(684,461)	-
Accumulated other comprehensive income	262	—	—	262	—	262	-
Total stockholders’ equity	295,987	117,000	—	412,987	244,500	657,487
Total liabilities and stockholders’ equity	$499,654	$117,000	$(39,694)	$576,960	$244,500	$821,460

See Notes to the Unaudited Pro Forma Condensed Financial Statements.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023

(In thousands, except share and per share data)

		Amelia Holdings Historical – After	Transaction Accounting Adjustments
	SoundHound Historical	Reclassification Adjustments (Note 2)	Amelia Acquisition	Initial Equity Financing	Amelia Debt Paydown	Pro Forma Combined	Second Equity Financing	Pro Forma Combined as Adjusted	Note Reference

Revenues	$45,873	$93,274	$—	$—	$—	$139,147	$—	$139,147
Operating expenses:
Cost of revenues	11,307	65,691	5,329	—	—	82,327	—	82,327	5	(a)
Sales and marketing	18,893	25,060	(388)	—	—	43,565	—	43,565	5	(b)
Research and development	51,439	13,582	—	—	—	65,021	—	65,021
General and administrative	28,285	29,129	1,428	—	—	58,842	—	58,842	5	(c)
Amortization of intangible assets	—	3,205	7,995	—	—	11,200	—	11,200	5	(a)
Restructuring	4,557	—	—	—	—	4,557	—	4,557
Total operating expenses	114,481	136,667	14,364	—	—	265,512	—	265,512
Loss from operations	(68,608)	(43,393)	(14,364)	—	—	(126,365)	—	(126,365)

Other expense, net:
Interest expense	(17,570)	(16,782)	13,059	—	5,742	(15,551)	—	(15,551)	3(b), 5(d)
Other income (expense), net	1,155	(5,759)	—	—	—	(4,604)	—	(4,604)
Total other expense, net	(16,415)	(22,541)	13,059	—	5,742	(20,155)	—	(20,155)
Loss before provision for income taxes	(85,023)	(65,934)	(1,304)	—	5,742	(146,519)	—	(146,519)
Provision for income taxes	3,914	495	—	—	—	4,409	—	4,409
Net loss	$(88,937)	$(66,429)	$(1,304)	$—	$5,742	$(150,928)	$—	$(150,928)
Cumulative dividends attributable to Series A Preferred Stock	(2,774)	—	—	—	—	(2,774)	—	(2,774)
Net loss attributable to SoundHound common shareholders	$(91,711)	$(66,429)	$(1,304)	$—	$5,742	$(153,702)	$—	$(153,702)
Weighted-average common shares outstanding (basic & diluted)	229,264,904		3,809,520	16,224,989	2,943,917	252,243,330	15,133,172	267,376,502	5	(e)
Net Loss per share (basic & diluted)	$(0.40)					$(0.61)		$(0.57)

See Notes to the Unaudited Pro Forma Condensed Financial Statements.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024

(In thousands, except share and per share data)

		Amelia Holdings (for the period from January 1,	Transaction Accounting Adjustments
	SoundHound Historical (As Reported)	2024 to August 5, 2024)	Amelia Acquisition	Initial Equity Financing	Amelia Debt Paydown	Pro Forma Combined	Second Equity Financing	Pro Forma Combined as Adjusted	Note Reference

Revenues	$50,150	$54,579	$—	$—	$—	$104,729	$—	$104,729
Operating expenses:
Cost of revenues	22,550	31,144	3,181	—	—	56,875	—	56,875	5(f)
Sales and marketing	19,560	12,858	(574)	—	—	31,844	—	31,844	5(g)
Research and development	50,161	6,905	—	—	—	57,066	—	57,066
General and administrative	36,833	14,979	—	—	—	51,812	—	51,812
Change in fair value of contingent acquisition liabilities	1,724	—	—	—	—	1,724	—	1,724
Amortization of intangible assets	3,603	7,110	4,812	—	—	15,525	—	15,525	5(f)
Total operating expenses	134,431	72,996	7,419	—	—	214,846	—	214,846
Loss from operations	(84,281)	(18,417)	(7,419)	—	—	(110,117)	—	(110,117)

Other expense, net:
Loss on early extinguishment of debt	(15,587)	—	—	—	—	(15,587)	—	(15,587)
Interest expense	(10,859)	(12,256)	9,000	—	4,307	(9,808)	—	(9,808)	3(c), 5(h)
Other income (expense), net	9,087	(472)	—	—	—	8,615	—	8,615
Total other expense, net	(17,359)	(12,728)	9,000	—	4,307	(16,780)	—	(16,780)
Loss before provision for income taxes	(101,640)	(31,145)	1,581	—	4,307	(126,897)	—	(126,897)
Provision for income taxes	(9,558)	88	—	—	—	(9,470)		(9,470)
Net loss	$(92,082)	$(31,233)	$1,581	$—	$4,307	$(117,427)	$—	$(117,427)
Cumulative dividends attributable to Series A Preferred Stock	(416)	—	—	—	—	(416)	—	(416)
Net loss attributable to SoundHound common shareholders	$(92,498)	$(31,233)	$1,581	$—	$4,307	$(117,843)	$—	$(117,843)
Weighted-average common shares outstanding (basic & diluted)	326,166,633		3,044,835	16,224,989	2,352,985	347,789,442	15,133,172	362,922,614	5(i)
Net loss per share (basic & diluted)	$(0.28)					$(0.34)		$(0.32)

See Notes to the Unaudited Pro Forma Condensed Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(in thousands, except share and per share data)

Note 1: Basis of Presentation

The unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The historical financial information of SoundHound and Amelia has been adjusted in the unaudited pro forma condensed financial information to reflect transaction accounting adjustments related to the Transactions in accordance with GAAP, based on the assumptions and adjustments that are described in the accompanying notes.

The Acquisition is accounted for as a business combination in accordance with the acquisition method of accounting under GAAP.  Under this method of accounting, SoundHound has been determined to be the accounting acquirer and Amelia to be the accounting acquiree. The acquisition method of accounting requires, among other things, that the assets acquired, and liabilities assumed in a business combination are measured and recognized at fair value as of the Acquisition Date. The excess of the purchase consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The final purchase price allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments as the final allocation may include changes in allocations to intangible assets as well as goodwill.

The unaudited pro forma condensed financial information includes certain reclassifications to conform Amelia historical accounting presentation to SoundHound’s accounting presentation. The actual results of operations of the combined company will likely differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time, and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed financial information.

The unaudited pro forma condensed financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition and the related transactions. Both companies continue to experience losses and are in a historical cumulative loss position and both companies have established valuation allowances against net deferred tax assets. The income tax effects of the pro forma adjustments would be fully offset by corresponding adjustments to the valuation allowances, resulting in no net effect on the pro forma condensed combined statements of operations. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma financial statements depending on post-business combination activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

Note 2: Reclassification Adjustments

The accounting policies used in the preparation of the unaudited pro forma condensed financial information are those set out in SoundHound’s audited annual financial statements as of and for the year ended December 31, 2023. Certain reclassifications are reflected in the unaudited pro forma condensed combined statement of operations to conform presentation between SoundHound and Amelia. These reclassifications have no effect on previously reported net income of SoundHound or Amelia.

Refer to the table below for a summary of identified reclassification adjustments made to present Amelia’s consolidated statement of operations for the year ended of December 31, 2023, to conform presentation to that of SoundHound (in thousands):

Amelia Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	Amelia Historical Consolidated Statement of Operations	Reclassification	Note 2	Amelia Historical After Reclassification

Revenue	Revenues	$93,274	$—		$93,274
Cost of revenues (exclusive of depreciation and amortization)	Cost of revenues	56,891	8,800	(a)	65,691
Sales and marketing	Sales and marketing	25,060	—		25,060
Research and development	Research and development	13,582	—		13,582
General and administrative	General and administrative	29,039	90	(a)	29,129
Depreciation and amortization	-	12,095	(12,095)	(a)	—
-	Amortization of intangible assets	—	3,205	(a)	3,205
-	Restructuring	—	—		—
Interest expense, net	Interest expense	(16,782)	—		(16,782)
Other income (expense), net	Other income (expense), net	(5,759)	—		(5,759)
Income tax expense	Provision for income taxes	495	—		495
-	Cumulative dividends attributable to Series A Preferred Stock	—	—		—

(a)	Reflects the reclassification of amortization of intangible assets to a separate line item, amortization of technology intangible assets to cost of revenues, and depreciation expense for property and equipment to general and administrative.

Note 3: Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Combined Statement of Operations – Amelia Debt Paydown

The adjustments related to the Debt Paydown included in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 and for the nine months period ended September 30, 2024 are as follows:

(a)	Reflects the repayment of Amelia Debt of $39.6 million on December 4, 2024 by the Company.

(b)	Reflects the reduction of $5.7 million in interest expense due to the Final Amelia Debt Paydown.

(c)	Reflects the reduction of $4.3 million in interest expense due to the Final Amelia Debt Paydown.

Note 4: Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Combined Statement of Operations – Equity Financing

The adjustments related to the Equity Financing included in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 are as follows:

(a)	Reflects the sale of the Company’s 16,224,989 shares of common stock under the Initial Equity Financing and the net cash proceeds of $117.0 million and addition to paid-in capital of $117.0 million in the fourth quarter of 2024, after deducting $3.0 million of commissions and offering costs incurred by the Company related to the offering.

(b)	Reflects the estimated sale of the Company’s 15,133,172 shares of common stock under the Second Equity Financing assuming the Company’s closing stock price is $16.52 per share and the estimated net cash proceeds of $244.5 million under the Second Equity Financing, after deducting $5.5 million of estimated commissions and offering costs incurred by the Company related to the offering.

Note 5: Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations – Amelia Acquisition

The adjustments related to the acquisition of Amelia included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(a)	Reflects the elimination of Amelia historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on their estimated fair value on the Acquisition Date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible asset and the associated estimated useful lives.

SoundHound determined a preliminary fair value estimate of intangible assets based on a valuation conducted by a third-party valuation specialist. The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives.

	Fair value	Estimated useful life
	(in thousands)	(in years)
Proprietary technology	$98,900	7
Customer relationships	68,600	7
Trade names	7,000	5
Total	$174,500

For the year ended December 31, 2023
(in thousands)
Amortization expense for acquired intangible assets (proprietary technology)	$14,129
Eliminate historical Amelia intangible asset amortization expense	(8,800)
Net adjustment to cost of revenues	$5,329

For the year ended December 31, 2023
(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trade names)	$11,200
Eliminate historical Amelia intangible asset amortization expense	(3,205)
Net adjustment to amortization of intangible assets	$7,995

(b)	Reflects the elimination of Amelia’s deferred commission amortization expense of deferred costs that were not assets as defined by ASC 805.

(c)	Reflects the incremental $1.4 million of transaction costs incurred by SoundHound after September 30, 2024, which are not yet reflected in the historical financial statements.

(d)	Reflects the reduction of $13.1 million in historical Amelia interest expense related to the terms of the Amelia Debt in connection with the Acquisition and the Initial Amelia Debt Paydown.

(e)	Reflects the pro forma basic and diluted net income per share attributable to the combined entity’s common stockholders presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of common stock and participating securities based on their respective rights to receive earnings as if all earnings for the period had been distributed. The shares issued and held in escrow are participating securities that contractually entitle the holders of such shares to participate in the combined entity’s earnings but do not contractually require the holders of such shares to participate in the combined entity’s losses.

The pro forma basic net income per share attributable to the combined entity’s common stockholders is calculated using the historical basic weighted average shares of SoundHound common stock outstanding, adjusted for the additional new shares of SoundHound Class A Common Stock issued to consummate the Transactions, assuming the shares were issued and outstanding as of January 1, 2023. Pro forma diluted net income per share attributable to the combined entity’s common stockholders is calculated using the historical diluted weighted average shares of SoundHound Class A Common Stock outstanding, adjusted for the additional new shares of SoundHound common stock issued to consummate the Transactions.

The pro forma weighted average shares outstanding used to calculate pro forma basic and diluted net income per share attributable to common stockholders excludes the 2,149,530 shares of SoundHound Class A Common Stock held in escrow in connection with the Acquisition as they are considered contingently returnable shares until the indemnifications subject to escrow have been resolved.

For the year ended December 31, 2023
(in thousands, except share and per share data)
Pro forma as adjusted net loss attributable to stockholders, December 31, 2023	$(153,702)
Weighted average shares outstanding - basic and diluted	267,376,502
Pro forma as adjusted net loss per share - basic and diluted	$(0.57)

Pro forma weighted average shares outstanding – Basic and diluted
SoundHound historical, December 31, 2023	229,264,904
Amelia Acquisition share consideration transferred (1)	3,809,520
Issuance of Class A Common Stock for Amelia Debt Paydown	2,943,917
Issuance of Class A Common Stock under Initial Equity Financing	16,224,989
Pro forma weighted average shares outstanding	252,243,330
Issuance of Class A Common Stock under Second Equity Financing	15,133,172
Pro forma as adjusted weighted average shares outstanding	267,376,502

(1)	Amount excludes the 2,149,530 shares of SoundHound Class A Common Stock held in escrow as they are considered contingently returnable shares.

The adjustments related to the acquisition of Amelia included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 are as follows:

(f)	Reflects the elimination of Amelia’s historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on the estimated fair value as of the Acquisition Date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible asset and the associated estimated useful lives.

The Company determined a preliminary fair value estimate of intangible assets based on a valuation conducted by a third-party valuation specialist. The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives as if the Acquisition had been completed on January 1, 2024.

	Fair value	Estimated useful life
	(in thousands)	(in years)
Proprietary technology	$98,900	7
Customer relationships	68,600	7
Trade names	7,000	5
Total	$174,500

For the period from January 1, 2024 to August 5, 2024
(in thousands)
Amortization expense for acquired intangible assets (proprietary technology)	$8,438
Eliminate historical Amelia intangible asset amortization expense	(5,257)
Net adjustment to cost of revenues	$3,181

For the period from January 1, 2024 to August 5, 2024
(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trade names)	$6,689
Eliminate historical Amelia intangible asset amortization expense	$(1,877)
Net adjustment to amortization of intangible assets	$4,812

(g)	Reflects the elimination of Amelia’s deferred commission amortization expense of deferred costs that were not assets as defined by ASC 805.

(h)	Reflects the reduction of $9.0 million in historical Amelia interest expense related to the terms of the Amelia Debt in connection with the Acquisition and the Initial Amelia Debt Paydown.

(i)	Reflects the pro forma basic and diluted net income per share attributable to the combined entity’s common stockholders presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of common stock and participating securities based on their respective rights to receive earnings as if all earnings for the period had been distributed. The shares issued and held in escrow are participating securities that contractually entitle the holders of such shares to participate in the combined entity’s earnings but do not contractually require the holders of such shares to participate in the combined entity’s losses.

The pro forma basic net income per share attributable to the combined entity’s common stockholders is calculated using the historical basic weighted average shares of SoundHound common stock outstanding, adjusted for the additional new shares of SoundHound Class A Common Stock issued to consummate the Transactions, assuming the shares were issued and outstanding as of January 1, 2024. Pro forma diluted net income per share attributable to the combined entity’s common stockholders is calculated using the historical diluted weighted average shares of SoundHound Class A Common Stock outstanding, adjusted for the additional new shares of SoundHound common stock issued to consummate the Transactions.

The pro forma weighted average shares outstanding used to calculate pro forma basic and diluted net income per share attributable to common stockholders excludes the 2,149,530 shares of SoundHound Class A Common Stock held in escrow in connection with the Acquisition as they are considered contingently returnable shares until the indemnifications subject to escrow have been resolved.

For the nine months ended September 30, 2024
(in thousands, except share and per share data)
Pro forma as adjusted net loss attributable to stockholders, September 30, 2024	$(117,843)
Weighted average shares outstanding - basic and diluted	362,922,614
Pro forma as adjusted net loss per share - basic and diluted	$(0.32)

Pro forma weighted average shares outstanding – Basic and diluted
SoundHound historical, September 30, 2024 (1)(2)	326,166,633
Amelia Acquisition share consideration transferred (1)	3,044,835
Issuance of Class A Common Stock for Amelia Debt Paydown	2,352,985
Issuance of Class A Common Stock under Initial Equity Financing	16,224,989
Pro forma weighted average shares outstanding	347,789,442
Issuance of Class A Common Stock under Second Equity Financing	15,133,172
Pro forma as adjusted weighted average shares outstanding	362,922,614

(1)	Amount excludes the 2,149,530 shares of SoundHound Class A Common Stock held in escrow as they are considered contingently returnable shares.

(2)	Amount includes the actual weighted average shares outstanding for the shares issued in connection with the Acquisition and the Initial Amelia Debt Paydown, both of which occurred during the three and nine months ended September 30, 2024.

USE OF PROCEEDS

The amount of proceeds from this offering will depend on the number of shares of our common stock sold in this offering and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Agreement with the Managers as a source of financing. We intend to use the net proceeds of this offering, if any, for general corporate purposes and working capital, which may include investing in or acquiring synergistic or complementary businesses, assets or technologies. We have no specific acquisition contemplated as of the date of this prospectus. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

DILUTION

If you invest in our Class A common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock (inclusive of our Class A common stock and Class B common stock) after this offering. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Class A common stock and Class B common stock outstanding.

Our net tangible book value on September 30, 2024 was approximately $1.7 million, or $0.00 per share. After giving effect to the issuance of 16,224,989 shares of our Class A common stock for net proceeds of approximately $117 million in our recently completed at-the-market offering program from the period beginning on November 12, 2024 through December 31, 2024 (the “Prior ATM Program”), our pro forma net tangible book value as of September 30, 2024 was $118.7 million, or $0.31 per share.

After giving effect to the sale of shares of our common stock in the aggregate amount of $250,000,000 in this offering at an assumed offering price of $16.52 per share, which was the last reported sale price of our common stock on Nasdaq on January 21, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2024 would have been approximately $363.2 million or $0.91  per shares of our common stock. This represents an immediate increase in net tangible book value of $0.91 per share to our existing stockholders and an immediate dilution in net tangible book value of $15.61 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$16.52
Net tangible book value per share as of September 30, 2024	$0.00
Pro forma increase in net tangible book value per share attributable to the Prior ATM Program	$0.31
Increase in pro forma net tangible book value per share attributable to new investors	$0.60
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.91
Dilution per share to new investors		$15.61

The table above assumes, for illustrative purposes, that an aggregate of 15,133,172 shares of our Class A common stock are sold at a price of $16.52 per share, the last reported sale price of our common stock on Nasdaq on January 21, 2025, for aggregate gross proceeds of $250,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on an aggregate of 369,216,809 shares outstanding as of September 30, 2024, consisting of 336,481,401 shares of Class A common stock and 32,735,408 shares of Class B common stock. The number of shares outstanding excludes the following as of September 30, 2024:

●	24,111,355 shares of our common stock issuable upon vesting of restricted stock units outstanding under our stock incentive plans;

●

11,599,044 shares of our common stock issuable upon exercise of stock options outstanding under our stock incentive plans, 10,905,165 of which are currently exercisable, which have a weighted average exercise price of $3.65 per share; and

●	3,665,996 shares of our common stock issuable upon exercise of our outstanding warrants which have an exercise price of $11.50.

The dilution table above also excludes any securities, other than the securities issued in the Prior ATM Program, issued after September 30, 2024, including any shares issued upon vesting of any restricted stock units, including as or exercise of any stock options.

To the extent that any of our outstanding options or warrants are exercised or restricted stock units vest, we grant additional options or other awards under our stock incentive plan or issue additional warrants or we issue additional shares of common stock in the future, including as contingent consideration for any of our prior acquisitions, investors may experience further dilution.

DESCRIPTION OF SECURITIES WE ARE OFFERING

General

The following description is not complete and may not contain all the information you should consider before investing in our common stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our bylaws.

Our authorized capital stock consists of 500,000,000 shares, par value $0.0001 per share, consisting of: 499,000,000 shares of common stock, of which, 455,000,000 shares are designated as Class A Common Stock and 44,000,000 shares are designated as Class B common stock (“Class B Common Stock”), and 1,000,000 shares of preferred stock, all of which are currently undesignated. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

Common Stock

As of December 31, 2024, there were 360,765,630 shares of the Company’s Class A Common Stock and 32,535,408 shares of the Company’s Class B Common Stock issued and outstanding. In addition, there were 3,663,955 shares of Class A Common Stock issuable upon exercise of outstanding warrants, 5,925,911 shares of Class A Common Stock issuable upon exercise of outstanding stock options, and 21,782,248 shares of Class A Common Stock issuable upon vesting of restricted stock units.

Our charter provides for two classes of common stock, and provides that, subject to the rights of any holders of any series of preferred stock, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder as of the applicable record date on all matters submitted to a vote at any meeting of stockholders and each holder of Class B Common Stock shall have the right to ten votes per share of Class B Common Stock held of record by such holder as of the applicable record date on all matters properly submitted to stockholders entitled to vote thereon. Our charter provides for mandatory or optional conversion of the Class B Common Stock upon the occurrence of circumstances described in the charter. The holders of outstanding shares of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our Class A Common Stock and Class B are not entitled to pre-emptive rights and are not subject to redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Class A Common Stock and Class B Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock, including any series of preferred stock that we may designate and issue in the future. Our Class A Common Stock are listed on the Nasdaq Global Market under the trading symbol “SOUN”. The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company. The Transfer Agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement (the “Agreement”) with Cantor Fitzgerald & Co., Guggenheim Securities, LLC, Oppenheimer & Co. Inc., Wedbush Securities Inc., Ladenburg Thalmann & Co. Inc. and Northland Securities, Inc. (the “Managers”), under which we are permitted to offer and sell shares of our Class A common stock (the “common stock”) having an aggregate gross sales price of up to $250,000,000 from time to time through the Managers, or directly to the Managers acting as principal, in each case severally and not jointly.

Sales of our common stock, if any, under this prospectus may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market’’ offerings as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including directly on Nasdaq or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. Subject to the terms and conditions of the Agreement, the Managers will act as our sales agents using their commercially reasonable efforts consistent with their normal trading and sales practices. The Managers are not required to sell any specific amount. As our agents, the Managers will not engage in any transactions that stabilize the price of our common stock.

We will designate the maximum amount of common stock to be sold through the applicable Manager (in the case of each sale, the “Selling Manager”) on a daily basis or otherwise as we and the Managers agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the Agreement, the Selling Manager will use its commercially reasonable efforts to sell on our behalf all of the designated common stock on such day. We or the Managers may suspend the offering of our common stock at any time and from time to time by notifying the other party.

The Selling Manager will provide to us written confirmation following the close of trading on Nasdaq each day in which shares of our common stock are sold under the Agreement. Each confirmation will include (i) the amount of shares sold on such day, (ii) the aggregate gross offering proceeds received from such sale and the net proceeds to the Company and (iii) the compensation payable by us to the Selling Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from each Manager to the Company, with payment to be made by the Company promptly after its receipt thereof. We will report at least quarterly the number of shares of common stock sold through the Managers under the Agreement, the net proceeds to us (before expenses) and the compensation paid by us with respect to sales of the common stock.

We will pay the Managers compensation for sales of our common stock at a fixed commission rate of 2.0% of the gross sales price of the shares sold under the Agreement. We have also agreed to provide indemnification and contribution to the Managers with respect to certain liabilities, including civil liabilities under the Securities Act. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as we and the Managers otherwise agree, we will reimburse the Managers for the fees and disbursements of its counsel, in an amount not to exceed $75,000. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Managers under the terms of the Agreement, will be approximately $500,000. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of our shares in this offering.

Under the terms of the Agreement, we may, if agreed to by the Managers, also sell shares of our common stock to each of the Managers, as principal for its own account, at a price per share and such other terms to be agreed upon at the time of sale. However, the Managers have no obligation to agree to purchase shares of our common stock as principal. If we sell to any Manager as principal, we will enter into a separate terms agreement with such Manager.

In connection with the sale of shares of common stock on our behalf, each of the Managers may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Managers may be deemed to be underwriting commissions or discounts.

Settlement for sales of common stock will occur, unless the Company and the Managers agree otherwise, on the first business day that is also a trading day following the date on which such sales are made.

The Agreement may be terminated by any Manager or us at any time upon notice to the other party, or by any Manager at any time in certain circumstances set forth in the Agreement.

The Managers and/or their affiliates of the Managers have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary fees.

Our shares of common stock are listed on the Nasdaq Global Market and trade under the symbol “SOUN.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. The Sales Agents are being represented in connection with this offering by Davis Polk & Wardwell LLP, Redwood City, California.

EXPERTS

The financial statements of SoundHound AI, Inc. as of December 31, 2023 and for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting which contains an adverse opinion on the effectiveness of internal control over financial reporting) as of December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of SoundHound AI, Inc. as of and for the years ended December 31, 2022 and 2021, incorporated by reference in this prospectus have been audited by Armanino LLP, independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting in giving said report.

The consolidated and combined financial statements of Amelia Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2023 and as of December 31, 2022 (Successor), and the periods from December 21, 2022 through December 31, 2022 (Successor), and January 1, 2022 through December 20, 2022 (Predecessor), included in the Current Report on Form 8-K/A of SoundHound AI, Inc., filed with the Securities and Exchange Commission on October 22, 2024 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated and combined financial statements), included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus, which constitutes part of that registration statement, does not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete, and you should refer to the exhibits or to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC website referenced above also contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained herein and therein, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1. Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 1, 2024;

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 10, 2024, August 9, 2024 and November 12, 2024, respectively;

3. Our Revised Definitive Proxy Statement filed with the SEC on April 30, 2024;

4. Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, April 10, 2024, June 10, 2024, June 14, 2024, June 27, 2024, August 8, 2024 (as amended on October 22, 2024) (for the avoidance of doubt, our Current Report on Form 8-K filed on August 8, 2024 that includes the information furnished pursuant to Items 2.02 and 9.01 is not incorporated by reference herein) and November 8, 2024; and

5. The description of our common stock and warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 10, 2021 and the Description of Securities filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such information.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting General Counsel, c/o SoundHound AI, Inc., at 5400 Betsy Ross Drive, Santa Clara, CA 95054. Our telephone number is (408) 441-3200. Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

SOUNDHOUND AI, INC.

Up to $250,000,000 of Shares of Class A Common Stock

PROSPECTUS

Cantor	Guggenheim Securities	Oppenheimer & Co.

Wedbush Securities	Ladenburg Thalmann	Northland Capital Markets

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$76,550
Printing	*
Legal and accounting fees and expenses	$500,000
Trustees’ Fees and Expenses	*
Warrant Agent Fees and Expenses	*
Miscellaneous	*
Total	$576,550

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our charter and our bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

●	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

●	the rights provided in our bylaws are not exclusive.

Our charter and our bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered or will enter into, and intend to continue to enter into, separate indemnification agreements with our directors and certain of our officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Company has purchased and currently intends to maintain insurance on behalf of each and every person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit
Number	Description of Document
1.1	Form of Underwriting Agreement**
4.1	Form of Certificate of Designation of Preferred Stock**
4.2	Form of Stock Purchase Contract**
4.3	Form of Warrant Agreement and Form of Warrant Certificate**
4.4	Form of Subscription Rights Agreement and Form Subscription Rights Certificate**
4.5	Form of Indenture*
4.6	Form of Note**
4.7	Form of Debt Securities**
5.1	Opinion of Ellenoff Grossman & Schole LLP*
10.1	Equity Distribution Agreement, dated January 27, 2025*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Armanino LLP*
23.3	Consent of Ernst & Young LLP*
23.4	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)*
25.1	Statement of Eligibility of trustee on Form T-1**+
107	Calculation of Filing Fee Table*

*	Filed herewith.

**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 27th day of January, 2025.

SOUNDHOUND AI, INC.

By:	/s/ Dr. Keyvan Mohajer
Dr. Keyvan Mohajer
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Dr. Keyvan Mohajer as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Dr. Keyvan Mohajer	Chief Executive Officer and Director	January 27, 2025
Dr. Keyvan Mohajer	(Principal Executive Officer)
/s/ Nitesh Sharan	Chief Financial Officer	January 27, 2025
Nitesh Sharan	(Principal Financial and Accounting Officer)
/s/ James Hom	Director	January 27, 2025
James Hom
/s/ Dr. Eric Ball	Director	January 27, 2025
Dr. Eric Ball
/s/ Larry Marcus	Director	January 27, 2025
Larry Marcus
/s/ Diana Sroka	Director	January 27, 2025
Diana Sroka